                                                                     Exhibit 4.5

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                                                                  EXECUTION COPY





                                 LOAN AGREEMENT


                          DATED AS OF NOVEMBER 5, 1996


                                  by and among



                       ECHELON INTERNATIONAL CORPORATION
                                  AS BORROWER,



                         SALOMON BROTHERS REALTY CORP.
                                   AS LENDER



                                      and



                             LASALLE NATIONAL BANK
                              AS COLLATERAL AGENT







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


                               TABLE OF CONTENTS

                                                                                                                       Page
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
                                                          ARTICLE I

                                                   CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE II

                                                      GENERAL TERMS   . . . . . . . . . . . . . . . . . . . . . . . .  32
  Section 2.1.   The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  Section 2.2.   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  Section 2.3.   Security for the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  Section 2.4.   Borrower's Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  Section 2.5.   Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  Section 2.6.   Voluntary Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  Section 2.7.   Mandatory Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  Section 2.8.   Application of Payments After Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 2.9.   Method and Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 2.10.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 2.11.  Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 2.12.  Central Cash Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 2.13.  Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 2.14.  Mortgage Recording Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 2.15.  Extension Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 2.16.  General Collateral Agent Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 2.17.  Reserve Account; Expense Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 2.18.  Special Purpose Entity Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                      ARTICLE III

                                                 CONDITIONS PRECEDENT   . . . . . . . . . . . . . . . . . . . . . . .  55
  Section 3.1.   Conditions Precedent to Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
  Section 3.2.   Form of Loan Documents and Related Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  60
  Section 4.1.   Representations and Warranties of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
  Section 4.2.   Representations and Warranties as to the Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . .  63
  Section 4.3.   Representations and Warranties as to the REO Properties
                   and the Additional Mortgageable Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  Section 4.4.   Representations and Warranties as to the Additional Aircraft Collateral  . . . . . . . . . . . . . .  72
  Section 4.5.   Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

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
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
                                                             ARTICLE V

                                                     AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . .  73
  Section 5.1.   Borrower Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

                                                            ARTICLE VI

                                                         NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . .  90
  Section 6.1.   Borrower Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                                                            ARTICLE VII

                                                             DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . .  93
  Section 7.1.   Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
  Section 7.2.   Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
  Section 7.3.   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
  Section 7.4.   Default Administration Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

                                                           ARTICLE VIII

                                                           MISCELLANEOUS    . . . . . . . . . . . . . . . . . . . . .  97
  Section 8.1.   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
  Section 8.2.   Lender's Discretion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
  Section 8.3.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
  Section 8.4.   Modification, Waiver in Writing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
  Section 8.5.   Delay Not a Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
  Section 8.6.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
  Section 8.7.   Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
  Section 8.8.   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
  Section 8.9.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
  Section 8.10.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
  Section 8.11.  Preferences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
  Section 8.12.  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Section 8.13.  Remedies of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Section 8.14.  Exhibits Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Section 8.15.  Offsets, Counterclaims and Defenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Section 8.16.  No Joint Venture or Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Section 8.17.  Waiver of Marshalling of Assets Defense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Section 8.18.  Waiver of Counterclaim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
  Section 8.19.  Conflict; Construction of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
  Section 8.20.  Brokers and Financial Advisors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
  Section 8.21.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
  Section 8.22.  Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
  Section 8.23.  Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
  Section 8.24.  Non-Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

Exhibits
--------
  A         -         Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals (Form)
  B         -         Note (Form)
  C         -         Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Form)
  D         -         Custodial Agreement (Form)
  E         -         Aircraft Distribution Assignment (Form)
  F-1       -         Closing Date Opinion of Borrower Counsel
  F-2       -         Closing Date Opinion of Collateral Agent Counsel
  G         -         Confidentiality Agreement
  H         -         Financing Statements (Form)
  I         -         Lien Search Reports
  J         -         Intercreditor Agreement (Form)
  K         -         Assignment of Rents and Leases (Form)
  L         -         Collateral Assignment of Hedge Agreement (Form)
  M         -         Collateral Assignment of Mortgage and Other Documents (Form)
  N         -         Assignment of Participation Interest


Schedules
---------

  1         -         Additional Collateral Schedule
  2         -         Asset Schedule
  3         -         Allocated Loan Amount
  4         -         Initial Operating Budget
  5         -         Re-Leasing Costs and Replacement Reserve Costs
  6         -         Exception Report
  7         -         Payment Date Statement (Form)

                                 LOAN AGREEMENT


                 THIS LOAN AGREEMENT (this "Agreement"), made as of November 5, 1996, is by and among SALOMON BROTHERS REALTY CORP., a New York corporation, having an address at Seven World Trade Center, New York, New York 10048 ("Lender"), ECHELON INTERNATIONAL CORPORATION, a Florida corporation, having an address at One Progress Plaza, St. Petersburg, Florida 33701 ("Borrower"), and LASALLE NATIONAL BANK, a nationally chartered bank, having an address at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, as collateral agent for Lender ("Collateral Agent").

                                    RECITALS

                 WHEREAS, Borrower desires to obtain from Lender the Loan in an amount equal to the Loan Amount (each as hereinafter defined) to repay certain indebtedness of Borrower, to make certain investments and for working capital from time to time;

                 WHEREAS, Lender is unwilling to make the Loan unless Borrower joins in the execution and delivery of this Agreement, the Note and the Loan Documents (each as hereinafter defined) which shall establish the terms and conditions of the Loan;

                 WHEREAS, Borrower has agreed to establish certain accounts and to grant to the Collateral Agent, on behalf of the Lender, a security interest therein upon the terms and conditions of the security agreement set forth in
Section 2.13; and

                 WHEREAS, LaSalle National Bank, in its capacity as the Collateral Agent, is willing to join in the security agreement set forth in
Section 2.13 by execution and delivery of this Agreement in that capacity;

                 NOW, THEREFORE, in consideration of the making of the Loan by the Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

                 Section 1.1. Definitions. For all purposes of this Agreement:
(1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular; (2) all accounting terms have the meanings assigned to them in accordance with GAAP;
(3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and (4) the following terms have the following meanings:

                 "Accepted Practices" means such practices as commercial mortgage collateral agents or banks would follow in the normal course of their business in performing administrative and custodial duties with respect to collateral which is generally similar to the Account Collateral; provided, however, that "Accepted Practices" shall not be deemed to include any custodial practices now followed by the Collateral Agent for any such collateral held for its own account to the extent that such practices are more stringent than the practices followed by commercial collateral agents or banks generally.

                 "Account Collateral" has the meaning provided in Section
2.13(a).

                 "Accounts" means all accounts (as defined in the UCC), now owned or hereafter acquired by Borrower, and arising out of or in connection with, the operation of the REO Properties and the Additional Mortgageable Collateral and all present and future accounts receivable, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments, Documents or other rights to payment and all forms of obligations owing at any time to the Borrower thereunder, whether now existing or hereafter created or otherwise acquired by the Borrower, the Collection Account, the Reserve Account, the Expense Account and all Proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing. Without limiting the generality of the foregoing, the term "Accounts" shall include:

                  (i) all income, Rents, issues, profits, revenues, deposits and other benefits from the REO Properties and the Additional Mortgageable Collateral;

                 (ii) all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by the Borrower or any operator or manager of the REO Properties or the Additional Mortgageable Collateral or other commercial space located at the REO Properties or the Additional Mortgageable Collateral (including, without limitation, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance);

                (iii) all sums of money, and all instruments, documents and securities held in any accounts in connection therewith, or any demand, time, savings or other account maintained with any bank or certificate of deposit issued by any bank with the proceeds of such account; and

                 (iv) all of the records and books of account now or hereafter maintained by or on behalf of the Borrower or the Manager in connection with the operation of the REO Properties and/or the Additional Mortgageable Collateral.

                 "Additional Aircraft Collateral" means the "Collateral" as such term is defined in the Pledge and Security Agreement.

                 "Additional Collateral" means the Additional Mortgageable Collateral, the Marina Ground Lease and/or the Additional Aircraft Collateral, as applicable.

                 "Additional Collateral Release Price" means, with respect to any Transfer of Additional Collateral, (i) if the Excess Proceeds Test is satisfied, 50% of the Capital Event Proceeds deposited into the Collection Account in connection with such Transfer, or (ii) if the Excess Proceeds Test is not satisfied, 100% of the Capital Event Proceeds deposited into the Collection Account in connection with such Transfer.

                 "Additional Collateral Schedule" means the schedule of Additional Collateral set forth on Schedule 1 attached hereto.

                 "Additional Mortgageable Collateral" means, at any time, the Land (or the ground leasehold estate in the Land), the Improvements and the Equipment (to the extent the same shall be deemed to be fixtures and owned by the Borrower), and all of Borrower's rights, titles, interests and estates appurtenant thereto, encumbered by the Borrower Mortgage (other than the Land, the Improvements and the Equipment with respect to the REO Property).

                 "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                 "Aircraft Distribution Assignment" means the Pledge and Security Agreement, dated as of the Closing Date, between the Borrower and the Lender, substantially in the form attached hereto as Exhibit E, as such agreement may be modified and supplemented and in effect from time to time.

                 "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Asset, as such amounts shall be adjusted from time to time as hereinafter set forth:

                  (i) On the Closing Date, the Allocated Loan Amount for each Asset shall initially equal the amount set forth in Schedule 3;

                 (ii) In the event that in connection with a sale following foreclosure or any other event that results in the Lender's release of its Lien (including, without limitation a 100% Taking or a 100% casualty) with respect to an REO Property or a Mortgaged Property, the Net Proceeds or Loss Proceeds are less than the Allocated Loan Amount of the affected Asset, the Allocated Loan Amount for the remaining Assets shall be increased by the amount of the shortfall, such increase being allocated to each remaining Asset on a pro rata basis;

                (iii) Upon each payment of the Principal Indebtedness pursuant to Section 2.6(a) or clause tenth of Section 2.12(b)(iii), the Allocated Loan Amount for the Assets shall be decreased by the amount of the principal payment, such decrease being allocated to each Asset on a pro rata basis;

                 (iv) Upon each payment of the Scheduled Principal Payment Amount pursuant to Section 2.12(b), (A) the REO Loan Allocation shall be decreased by the amount of the portion of the Scheduled Principal Payment Amount attributable to the REO Loan Allocation, such decrease being allocated to each REO Property on a pro rata basis, and (B) the Mortgage Loan Allocation shall be decreased by the amount of the portion of the Scheduled Principal Payment Amount attributable to the Mortgage Loan Allocation, such decrease being allocated to each Mortgage Loan either (1) on a pro rata basis if the Scheduled Principal Payment Amount with respect to the Mortgage Loans shall be based on a 25-year or 18-year amortization schedule or (2) in accordance with the scheduled principal payment actually received during the related Interest Accrual Period with respect to such Mortgage Loan if the Scheduled Principal Payment Amount shall be equal to the scheduled principal payments actually received with respect to the Mortgage Loans during such Interest Accrual Period.

                  (v) In the event the Principal Indebtedness is reduced as a result of (w) a Balloon Payment or prepayment of a Mortgage, (x) a Transfer executed pursuant to Section 2.7(a), (y) the receipt of Loss Proceeds with respect to a Taking or casualty affecting an REO Property or a Mortgaged Property or (z) the receipt of Net Proceeds upon a sale of an REO Property or a Mortgaged Property following foreclosure, the Allocated Loan Amount for the affected Asset shall be reduced either
         (a) to zero (in the case of a Balloon Payment, Transfer or a 100% Taking or a 100% casualty where the Lender releases its Lien) or (b) by the amount of the reduction in Principal Indebtedness (in the case of a Mortgage prepayment or a casualty where the Lender does not release its Lien or a less than 100% Taking), and, if after such reduction pursuant to the foregoing clause (a) or (b) an additional payment of principal is to occur pursuant to the terms hereof, the Allocated Loan Amount for the unaffected Assets shall be decreased by the additional payment amount, such decrease being allocated to such Assets on a pro rata basis; and

                 (vi) Notwithstanding anything set forth above to the contrary which provides for a pro rata allocation, (a) in the event Lender requests and receives an updated Appraisal indicating that the relative values of the Assets are inconsistent with their relative Allocated Loan Amounts, Lender may by notice to Borrower in writing increase or decrease the Allocated Loan Amount of any or all of the Assets in accordance with such Appraisal to reflect such relative values, (b) in the event Lender reasonably determines that the condition of one or more of the Assets shall have suffered a Material Adverse Effect since the most recent Appraisal or Appraisal update, Lender may, with the mutual agreement of the Borrower, increase or decrease the Allocated Loan Amount of any or all of the Assets as appropriate to reflect such Material Adverse Effect and (c) Lender may increase or decrease the Allocated Loan Amount of any or all of the Assets pursuant to Section 2.1(c), so long as after such increase or decrease the aggregate Allocated Loan Amount equals the outstanding Principal Indebtedness.

                 "Agreement" means this Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

                 "Appraisal" means an appraisal with respect to the REO Properties, the Mortgaged Properties and the Additional Collateral made by an Appraiser and delivered to the Lender, as any of the same may be updated by recertification from time to time.

                 "Appraiser" means, with respect to the REO Properties and the Mortgaged Properties, The Weitzman Group, Inc. or any other nationally recognized appraiser acceptable to the Lender.

                 "Asset Schedule" means the schedule of Assets set forth on
Schedule 2 attached hereto.

                 "Asset Values" means (a) with respect to each REO Property, the Lender's estimate of the current market value of such REO Property based upon such methods of analysis as the Lender shall reasonably determine in its sole discretion and (b) with respect to each Mortgage Loan, the least of (i) 85% of the fair market value of the related Mortgaged Property, as stated in the Appraisal delivered in connection with the closing of the Loan (unless an Appraisal shall have been delivered after the Closing Date in which event as stated in the most recent Appraisal delivered after the Closing Date), (ii) the Lender's estimate of the current market value of the related Mortgaged Property based upon such methods of analysis as the Lender shall reasonably determine in its sole discretion, and (iii) outstanding principal balance of such Mortgage Loan; provided, however, that in the event the Borrower requests an Appraisal of one or more REO Properties or Mortgaged Properties pursuant to Section 2.12(b)(iv) or (v), then Asset Value shall be (x) with respect to such REO Property for which the Borrower has requested an Appraisal, the fair market value as stated in such Appraisal and (y) with respect to such Mortgage Loan for which the Borrower has requested an Appraisal, the lesser of (1) 85% of the fair market value of the related Mortgaged Property as stated in such Appraisal or
(2) the outstanding principal balance of such Mortgage Loan.

                 "Assets" means the Mortgage Loans and the REO Properties, as more fully described in the Asset Schedule.

                 "Assignment" has the meaning provided in Section 5.1(V).

                 "Assignment of Participation Interest" means the Assignment of Participation Interest between the Borrower and Lender, substantially in the form attached hereto as Exhibit N, as such agreement may be modified and supplemented and in effect time to time.

                 "Assignment of Rents and Leases" means, with respect to each REO Property and Additional Mortgageable Collateral, an Assignment of Rents and Leases, in the form attached hereto as Exhibit K, dated as of the date hereof, granted by the Borrower to the Lender with respect to the Leases, as same may thereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto.

                 "Balloon Payment" means the principal payment due at the maturity of a Mortgage Loan.

                 "Barnett Tower Parking Lease" means that certain Parking Lease Agreement (South Core Garage), dated as of March 7, 1989, between Bay Plaza Development Group, as lessor, and Talquin Development Company, as lessee.

                 "Basic Carrying Costs" means the following costs with respect to the REO Properties and the Additional Collateral: (i) Impositions and (ii) insurance premiums for policies of insurance required to be maintained pursuant to this Agreement or the other Loan Documents.

                 "Borrower" has the meaning provided in the first paragraph of this Agreement or such person's successor in interest pursuant to Section 2.18 hereof.

                 "Borrower Mortgage" means, with respect to any REO Property or Additional Mortgageable Collateral, a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing or Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, substantially in the form attached hereto as Exhibit C, dated as of the Closing Date, granted by the Borrower to the Lender with respect to such REO Property or Additional Mortgageable Collateral as security for the Loan, as same may thereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto.

                 "Borrower Release Price Contribution" means the amount to be deposited by Borrower into the Capital Sub-Account of the Collection Account if the Release Price for an Asset shall be greater than the Capital Event Proceeds received in connection with the Transfer of such Asset or the discounted pay-off of a Mortgage Loan, which amount shall be equal to the difference between such Release Price and such Capital Event Proceeds.

                 "Business Day" means any day other than a Saturday and a Sunday and a day on which federally insured depository institutions in the State of New York, Florida, Texas, California or Washington are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day" shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                 "Capital Expenditure Reserve Amount" means an amount equal to the sum of (i) the monthly amount set forth on Schedule 5 for Re-Leasing Costs and Replacement Reserve Costs with respect to each REO Property and Additional Mortgageable Collateral and (ii) the monthly amount of Capital Improvement Costs as reflected in the Operating Budget.

                 "Capital Expenditure Reserve Sub-Account" has the meaning provided in Section 2.17(a).

                 "Capital Event Proceeds" means, as of any date of calculation,
(x) all Balloon Payments and principal prepayments received under the Mortgages and proceeds of discounted pay-offs of Mortgage Loans and (y) with respect to any Transfer, the gross proceeds actually received, less all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and any reasonable and customary brokerage expenses, if applicable) incurred in connection with such Transfer.

                 "Capital Improvement Costs" means costs (other than Re-Leasing Costs and Replacement Reserve Costs) incurred by the Borrower in connection with replacements and capital repairs required to be made to the REO Properties or the Additional Mortgageable Collateral (including, without limitation, repairs to the structural components, roofs, building systems and parking lots).

                 "Capital Sub-Account" has the meaning provided in Section 2.12(a).

                 "Change of Control" means either (1) as to the Borrower, (a) any person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors, (b) the board of directors of the Borrower shall not consist of a majority of Continuing Directors or (c) a "Change of Control" (however denominated) under any other indebtedness of the Borrower shall occur, or (2) in the event a SPE Transfer occurs, (i) the sale or transfer by Persons who are the direct beneficial owners of the SPE Borrower as of the date of the SPE Transfer of a majority of the direct right to distributions from the SPE Borrower in the aggregate to Persons (other than an Affiliate) who were not direct beneficial owners as of such date or (ii) the sale or transfer by such direct beneficial owners of the SPE Borrower as of the date of the SPE Transfer of a majority of the direct voting rights in the SPE Borrower to Persons (other than an Affiliate) who were not direct beneficial owners as of such date.

                 "Closing Date" means the date on which this Agreement shall become effective pursuant to Section 3.1, such date being November 5, 1996.

                 "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "Collateral" means, collectively, the "Collateral" under and as defined in the Aircraft Distribution Assignment, the "Mortgaged Property" under and as defined in the Borrower Mortgage, the "Contracts" under and as defined in the Contract Assignment, the "Leases" and the "Rents" under and as defined in the Assignment of Rents and Leases, the "Participation Interests" under the Assignment of Participation Interest, and each "Mortgage Loan" under and as defined in each Collateral Assignment of Mortgage.

                 "Collateral Agent" means LaSalle National Bank or such Person's successor in interest or other successor.

                 "Collateral Assignment of Mortgage" means, with respect to any Mortgage Loan, a Collateral Assignment of Mortgage and Other Documents, notice of transfer or equivalent instrument, substantially in the form attached hereto as Exhibit M, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the collateral assignment of the Mortgage and other recorded loan documents to the Lender.

                 "Collateral Security Instrument" means any right, document or instrument, other than the Collateral Assignments of Mortgage, the Borrower Mortgage and the Aircraft Distribution Assignment, given as security for the Loan (including, without limitation, the Contract Assignment), as same may be amended or modified from time to time.

                 "Collection Account" has the meaning provided in Section
2.12(a).

                 "Collection Account Bank" has the meaning provided in Section 2.12(a).

                 "Collection Period" means, with respect to any Payment Date, the immediately preceding calendar month; provided, however, that in the case of the first Payment Date, the "Collection Period" shall be the period from the Closing Date to the end of the calendar month following the month in which the Closing Date occurred.

                 "Commitment Fee" means the fee designated as such in the Commitment Letter and payable by the Borrower to the Lender on the Closing Date.

                 "Commitment Letter" means the letter dated September 30, 1996, entered into between Borrower and the Lender (including the Summary of Terms attached thereto).

                 "Condemnation Proceeds" means, in the event of a Taking with respect to any Asset or Additional Collateral, the proceeds in respect of such Taking less all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with such Taking.

                 "Contingent Obligation" means any obligation of the Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly. Without limiting the generality of the foregoing, the term "Contingent Obligation" shall include any obligation of the Borrower, whether or not contingent:

                  (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

                 (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor;

                (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

                 (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Borrower is required to perform thereunder) as determined by the Lender in good faith.

                 "Continuing Directors" means the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors.

                 "Contract Assignment" means, with respect to the REO Properties and the Additional Mortgageable Collateral, the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals in the form attached hereto as Exhibit A, dated as of the Closing Date and executed by the Borrower.

                 "Contracts" means all agreements to which the Borrower is a party in connection with the construction, operation and management of the REO Properties and/or the Additional Mortgageable Collateral (including, without limitation, agreements for the sale, lease or exchange of goods or other property and/or the performance of services by it, in each case whether now in existence or hereafter arising or acquired), as any such agreements have been or may be from time to time amended, supplemented or otherwise modified.

                 "Custodial Agreement" means the Custodial Agreement between the Collateral Agent as custodian, the Borrower and the Lender, substantially in the form attached hereto as Exhibit D, as such agreement may be modified and supplemented and in effect from time to time.

                 "Debt" at any date of determination, shall mean, without duplication, (a) all indebtedness of Borrower for borrowed money, (b) all obligations of Borrower for the deferred purchase price of property or services (other than current trade payable incurred in the ordinary course of such Person's business), (c) all obligations of Borrower evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Borrower (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of Borrower in respect of leases required in accordance with GAAP, to be capitalized on Borrower's balance sheet, (f) all obligations of Borrower as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of Borrower to purchase, redeem, retire or otherwise acquire for value any equity interest in respect of Borrower, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by Borrower, whether or not Borrower has assumed or become liable for the payment of such obligation; provided, however, that notwithstanding the foregoing, the following shall be excluded from any determination of Debt hereunder: (i) nonrecourse indebtedness in connection with aircraft leveraged leases, (ii) deferred taxes, (iii) Contingent Obligations, (iv) other obligations of a contingent nature reflected in the Borrower's balance sheet or in footnotes to any of Borrower's financial statements, and (v) debt incurred in the ordinary course of business for working capital with a term of not more than one year.

                 "Debt Covenant" has the meaning set forth in section 5.1(Y).

                 "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                 "Default Administration Fee" means an amount equal to the product of (x) 1% and (y) the Principal Indebtedness as of the date the Default Administration Fee becomes payable.

                 "Default Rate" means the per annum interest rate equal to 5.0% per annum in excess of the rate otherwise applicable hereunder.

                 "Distribution Agreement" means the Distribution Agreement to be entered into between the Borrower and Florida Progress Corporation, substantially in the form delivered to the Lender prior to the Closing Date.

                 "Distributions" has the meaning set forth in the Joint Venture Agreement.

                 "Documents" means all "documents" as defined in the UCC or other receipts covering, evidencing or representing goods now owned or hereafter acquired by the Borrower.

                 "Eligible Account" means an account that is: (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated by the Rating Agencies not less than "A-1" (or the equivalent), (ii) an account the deposits in which are fully insured by the FDIC or (iii) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

                 "Engineer" means Inspection & Valuation International or such other Independent engineer as shall be approved by the Lender.

                 "Engineering Report" means the structural engineering reports with respect to the REO Properties prepared by an Engineer and delivered to the Lender in connection with the Loan and any amendments or supplements thereto delivered to the Lender.

                 "Environmental Auditor" means Inspection & Valuation International or such other Independent environmental auditor as shall be approved by the Lender.

                 "Environmental Claim" means any notice, notification, request for information, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication (whether written or oral) by any Person or Governmental Authority alleging or asserting liability with respect to the Borrower (based upon a condition at any REO Property or Additional Mortgageable Property) or any REO Property or Additional Mortgageable Collateral (whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance, from or migrating onto any REO Property or Additional Mortgageable Collateral, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law in connection with an REO Property or Additional Mortgageable Collateral or
(iii) any alleged injury or threat of injury to health, safety or the environment in connection with an REO Property or any Additional Mortgageable Collateral.

                 "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the environment, human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances.

                 "Environmental Reports" means a "Phase I Environmental Site Assessment" (and, if necessary, a "Phase II Environmental Site Assessment") as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-94, and an asbestos survey, with respect to the Assets, prepared by an Environmental Auditor and delivered to the Lender and any amendments or supplements thereto delivered to the Lender, and shall also include any other environmental reports delivered to the Lender pursuant to
Section 5.1(E).

                 "Equipment" means all "equipment" as defined in the UCC, now or hereafter owned by the Borrower or in which the Borrower has or shall acquire an interest, now or hereafter located on, attached to or contained in or used in connection with the REO Properties and/or the Additional Mortgageable Collateral, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by the Borrower and now or hereafter used in the operation of the business conducted at the REO Properties or the Additional Mortgageable Collateral, and all Proceeds thereof and as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by the Borrower and used or intended to be used in connection with, or with the operation of, the REO Properties or the Additional Mortgageable Collateral or the buildings, structures, or other improvements now or hereafter located at the REO Properties or the Additional Mortgageable Collateral, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the REO Properties or the Additional Mortgageable Collateral or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing. Notwithstanding the foregoing, "Equipment" shall not include (a) any personal property, desks, chairs, other office furniture, telecommunications equipment, computers and other equipment (as defined in the UCC) now owned or hereafter acquired by the Borrower that is used or intended to be used by the Borrower in connection with the operation of its business and that is normally located on, attached to, contained in or used in connection with an REO Property as a result of such REO Property being the executive offices of the Borrower,
(b) any equipment (as defined in the UCC) now owned or hereafter acquired by the Borrower that is used or is intended to be used by the Borrower in connection with the operation of its business and that is normally located on, attached to, contained in or used in connection with any asset or assets of the Borrower other than an REO Property or an item of Additional Mortgageable Collateral, or
(c) any boats, motors or spare parts located at the Additional Mortgageable Collateral designated "Marina" on Schedule 1 hereto (but shall specifically include the docks, racks, forklift, crane and high and dry located at such Additional Mortgageable Collateral).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                 "Event of Default" has the meaning set forth in Section 7.1.

                 "Exception Report" means the report prepared by the Borrower and attached hereto as Schedule 6, setting forth as to each Asset and Additional Collateral, any exceptions to the representations and warranties set forth in Sections 4.2, 4.3 and 4.4.

                 "Excess Proceeds" means (a) if the Excess Proceeds Test is satisfied, the excess of (i) the Capital Event Proceeds received in connection with a Mortgage Loan that is repaid in full or the Transfer of an Asset or Additional Collateral, over (ii) the applicable Release Price, or (b) if the Excess Proceeds Test is not satisfied, zero.

                 "Excess Proceeds Test" means, as of any date of calculation, the test that shall be satisfied if, after a Transfer of an Asset or Additional Collateral or a payment in full of a Mortgage Loan by a Mortgagor, (a) the Principal Indebtedness of the Loan is not greater than the product of the aggregate Asset Value and 65% and (b) the quotient of the Principal Indebtedness of the Loan after such Transfer or payment in full divided by the aggregate Asset Value after such Transfer or payment in full, is not higher than the quotient of the Principal Indebtedness of the Loan immediately prior to such Transfer or payment in full divided by the aggregate Asset

Value immediately prior to such Transfer or payment in full, giving effect to
(x) such Transfer or payment in full, (y) the application of the resulting Capital Event Proceeds in accordance with this Agreement (as if this test had been satisfied) and (z) the release of Lender's Lien on and/or security interest in the related Asset or Additional Collateral.

                 "Excess Proceeds Test Notice" means a notice from Lender to Borrower, a copy of which shall be delivered concurrently to Collateral Agent, advising Borrower whether or not Borrower has satisfied the Excess Proceeds Test and stating the applicable Release Price(s) and Excess Proceeds, if any.

                 "Expense Account" has the meaning provided in Section 2.17(e).

                 "Extension Date" means the First Extension Date and/or the Second Extension Date, as applicable.

                 "Extension Fee" means an amount equal to the product of (x) 0.5% and (y) the Principal Indebtedness on the applicable Extension Date (after giving effect to any principal payment made on such Extension Date).

                 "Extension Hedge Agreement" means an interest rate cap agreement entered into on or prior to the applicable Extension Date by the Borrower with an interest rate cap counterparty which has a long-term unsecured debt rating of no lower than "A" from Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and for a term of not less than twelve months pursuant to which the counterparty is obligated to pay to the Borrower interest on a notional amount equal to an amount of the Principal Indebtedness as of the applicable Extension Date satisfactory to the Lender at a rate per annum equal to the positive difference, if any, between LIBOR and a rate per annum satisfactory to the Lender.

                 "Fee Letter" means the letter dated October 31, 1996, entered into between the Borrower and the Collateral Agent, with respect to the fees of the Collateral Agent under this Agreement.

                 "First Extension Date" has the meaning set forth in Section 2.15(a).

                 "Fiscal Year" means the 12-month period ending on December 31st of each year or such other fiscal year of the Borrower as the Borrower may select from time to time with the prior consent of the Lender, such consent not to be unreasonably withheld or delayed.

                 "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                 "General Intangibles" means all "general intangibles" as defined in the UCC, now owned or hereafter acquired by the Borrower with respect to the REO Properties and/or the Additional Collateral. Without limiting the generality of the foregoing, the term "General Intangibles" shall include with respect to the REO Properties and/or the Additional Collateral:

                  (i) all obligations or indebtedness owing to the Borrower from whatever source arising (other than Accounts, Rents, Instruments, Inventory, Money, Contracts, Documents, Trademarks and Permits);

                 (ii) all unearned premiums accrued or to accrue under all insurance policies for the REO Properties and the Additional Collateral obtained by the Borrower, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims (including, without limitation, proceeds of insurance, condemnation awards, and all rights of the Borrower to refunds of real estate taxes and assessments);

                (iii)  all royalties and license fees;

                 (iv) all trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, together with the registrations therefor and the goodwill appurtenant thereto; and

                  (v) all rights or claims in respect of refunds for taxes paid.

                 "General Sub-Account" has the meaning provided in Section 2.12(a).

                 "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Ground Lease" has the meaning provided in Section 4.2(J).

                 "Ground Lease Event of Default" means, with respect to the Additional Collateral designated on the Additional Collateral Schedule as the "Marina", either the City of St. Petersburg has terminated the Marina Ground Lease or the City of St. Petersburg has delivered to the Borrower notice that an event which gives the City of St. Petersburg the right to terminate the Marina Ground Lease has occurred and any applicable cure period has expired.

                 "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                 "Hedge Assignment Agreement" means each Collateral Assignment of Extension Hedge Agreement from the Borrower in favor of the Lender substantially in the form of Exhibit L attached hereto.

                 "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Borrower Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of any REO Property or Additional Collateral, including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) the Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on the Borrower for the privilege of doing business in the jurisdiction in which any REO Property or Additional Collateral, or any other collateral delivered or pledged to the Lender in connection with the Loan, is located) or the Lender, (ii) any REO Property or Additional Collateral, or any other collateral delivered or pledged to the Lender in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with any REO Property or Additional Collateral or the leasing or use of any REO Property or Additional Collateral or any part thereof, or the acquisition or financing of the acquisition of any REO Property or Additional Collateral by the Borrower.

                 "Improvements" means all buildings, structures, fixtures and improvements of every nature whatsoever situated on the Land on the Closing Date or thereafter (including, without limitation, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements and including any additions, enlargements, extensions, modifications, repairs or replacements thereto, but exclusive of those items which are the property of the tenants of the related REO Property or Additional Collateral).

                 "Indebtedness" means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to the Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to the Lender hereunder or pursuant to the Note or any of the other Loan Documents.

                 "Indemnified Liabilities" has the meaning set forth in
Section 5.1(J).

                 "Indemnified Parties" has the meaning set forth in Section 5.1(I).

                 "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in the Borrower or in any Affiliate of the Borrower, and (ii) is not connected with the Borrower or any Affiliate of the Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                 "Index Maturity" has the meaning set forth in the definition of LIBOR.

                 "Instruments" means (i) all "instruments" as defined in the UCC, "chattel paper" as defined in the UCC, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by the Borrower in connection with any REO Property or Additional Collateral (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files of the Borrower relating thereto) and (ii) notes or other obligations of indebtedness owing to the Borrower with respect to any REO Property or Additional Collateral from whatever source arising, in each case now owned or hereafter acquired by the Borrower.

                 "Insurance Proceeds" means, in the event of a casualty with respect to any Asset or Additional Mortgageable Collateral, the proceeds received under any insurance policy less all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with such casualty.

                 "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or the Borrower Mortgage and all material regulations and then current standards applicable to or affecting any REO Property or Additional Mortgageable Collateral or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any REO Property or Additional Mortgageable Collateral, or such other body exercising similar functions.

                 "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Closing Date, between the Borrower and the Lender, substantially in the form attached hereto as Exhibit J, as such agreement may be modified and supplemented and in effect from time to time.

                 "Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding such Payment Date; provided, however, that the first Interest Accrual Period for the Loan shall be from the Closing Date to but excluding the first Payment Date.

                 "Interest Determination Date" means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

                 "Interest Reserve Sub-Account" has the meaning provided in
Section 2.17(a).

                 "Inventory" means all "inventory" as defined in the UCC, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of any REO Property or Additional Mortgageable Collateral, all Documents representing the same and all Proceeds and products of such Inventory. Without limiting the generality of the foregoing, the term "Inventory" shall include, without limitation:

                  (i) all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by the Borrower for manufacture, processing, the providing of services or sale, use or consumption in the operation of any REO Property or Additional Mortgageable Collateral (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto); and

                 (ii) all rights and claims of the Borrower against anyone who may store or acquire the Inventory for the account of the Borrower, or from whom the Borrower may purchase the Inventory.

Notwithstanding the foregoing, "Inventory" shall not include any boats, motors or spare parts located at the Additional Mortgageable Collateral designated "Marina" on Schedule 1 hereto (but shall specifically include the docks, racks, forklift, crane and high and dry located at such Additional Mortgageable Collateral).

                 "Joint Venture" means Progress-Potomac Capital Ventures, the joint venture created pursuant to the Joint Venture Agreement.

                 "Joint Venture Agreement" means the Joint Venture Agreement, dated as of January 27, 1988 between Progress Financial Services, Incorporated (a predecessor in interest to the Borrower) and Potomac Capital Investment Corporation.

                 "Joint Venture Equipment" means "Equipment" as such term is defined in the Joint Venture Agreement, such equipment being two 1973 DC 10-30 airplanes on direct finance lease to Continental Airlines.

                 "Land" has the meaning provided in the Borrower Mortgage.

                 "Lease Event of Default" means, with respect to the REO Property identified on the Asset Schedule as "Barnett Tower", either the lessor of parking spaces under the Barnett Tower Parking Lease has terminated the Barnett Tower Parking Lease or such lessor has delivered to the Borrower notice that an event which gives such lessor the right to terminate the Barnett Tower Parking Lease has occurred and any applicable cure period has expired.

                 "Leases" means all leases, subleases, lettings, occupancy agreements, tenancies and licenses either of a Mortgaged Property or by the Borrower as landlord of an REO Property or Additional Mortgageable Collateral or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

                 "Leasing Commissions" means leasing commissions incurred by the Borrower in connection with leasing any REO Property or Additional Mortgageable Collateral.

                 "Legal Requirements" means (a) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either the Borrower or any REO Property or Additional Collateral or any part thereof or the construction, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), (b) all permits, licenses and authorizations and regulations relating thereto, and (c) all covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting such REO Property or Additional Collateral or any part thereof (including, without limitation, any covenant, agreement, restriction or encumbrance which may (i) require repairs, modifications or alterations in or to such REO Property or Additional Collateral or any part thereof in a manner that may reasonably be expected to have a Material Adverse Effect, or (ii) in any way limit the use and enjoyment thereof in a manner that may reasonably be expected to have a Material Adverse Effect).

                 "Lender" has the meaning provided in the first paragraph of this Agreement.

                 "Leverage Ratio" shall mean, at any date of determination, the ratio of Debt at such date to Total Capitalization at such date, in each case as reflected on Borrower's most recent quarterly financial statements delivered to Lender pursuant to Section 5.1(R)(iii).

                 "LIBOR" means the rate per annum calculated as set forth below:

                  (i) On each Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of one month (the "Index Maturity"), commencing on such Interest Determination Date, which appears on Telerate Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Telerate Page on that service for the purposes of displaying London interbank offered rates of major banks). If no such offered rate appears, LIBOR with respect to the relevant Interest Accrual Period will be determined as described in (ii) below.

                 (ii) With respect to an Interest Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (i) above, LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the Index Maturity which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date. If, in turn, such rate is not displayed on the Reuters Screen LIBO Page at such time, then LIBOR for such date will be obtained from the preceding Business Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

                (iii) If on any Interest Determination Date the Lender is required but unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date or, in the case of the first Interest Determination Date, 5.38%.

All percentages resulting from any calculations referred to in this Agreement will be rounded upwards, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                 "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Asset or Additional Collateral or any portion thereof or the Borrower, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances).

                 "Liquidity Certificate" has the meaning provided in Section 5.1(Z)(3).

                 "Loan" means the loan made by the Lender to the Borrower pursuant to the terms of this Agreement.

                 "Loan Amount" means an amount equal to $105,000,000.

                 "Loan Documents" means this Agreement, the Note, the Borrower Mortgage, the Custodial Agreement, the Contract Assignment, the Aircraft Distribution Assignment, the Assignment of Participation Interest, the Collateral Assignments of Mortgage, each Hedge Assignment Agreement, and all other agreements, instruments, certificates and documents delivered by or on behalf of the Borrower or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above as same may be amended or modified from time to time.

                 "Loan Liquidity Covenant" has the meaning provided in Section 5.1(Z)(2).

                 "Loss Proceeds" means Condemnation Proceeds and/or Insurance Proceeds.

                 "Lost Note Affidavit" means an affidavit, executed by the mortgagee or its assignee or the successor in interest of either of them, with respect to a Mortgage Note, certifying that the Mortgage Note has been lost or misplaced and the circumstances of such loss.

                 "LTV Notice" means a written notice from Lender to Borrower, delivered not less than three Business Days prior to the end of an Interest Accrual Period, a written copy of which shall be delivered concurrently to Collateral Agent, advising Borrower that Borrower has failed to satisfy the LTV Test and stating Lender's determination of the quotient of the Principal Indebtedness of the Loan divided by the aggregate Asset Value.

                 "LTV Test" means, as of any date of calculation, the test that shall be satisfied if the Principal Indebtedness of the Loan is not greater than the product of the aggregate Asset Value and 75%.

                 "Marina Ground Lease" has the meaning set forth in Section 4.3(B)(ii).

                 "Material Adverse Effect" means a material adverse effect upon
(i) the business operations, properties, assets or condition (financial or otherwise) of the Borrower, (ii) the ability of the Borrower to perform, or of the Lender to enforce, any of the Loan Documents or (iii) the value of any Asset or Additional Collateral or the operation thereof.

                 "Maturity Date" means the Payment Date in November, 1999, or such earlier date resulting from acceleration; provided, however, that if the Maturity Date is extended pursuant to Section 2.15(a), the Maturity Date shall be the Payment Date in November, 2000, and if the Maturity Date is extended pursuant to Section 2.15(b), the Maturity Date shall be the Payment Date in November, 2001.

                 "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Assets or the Additional Collateral.

                 "Monthly Statement" has the meaning provided in Section
2.12(d).

                 "Mortgage" means, with respect to any Mortgage Loan, the mortgage, deed of trust or other instrument creating a lien on or priority ownership interest in a fee simple or leasehold estate in real property securing a Mortgage Note. To the extent any such mortgage, deed of trust or other instrument has been restated or amended, "Mortgage" shall mean such mortgage, deed of trust or other instrument as so restated or amended.

                 "Mortgage Loan" means each of the mortgage loans collaterally assigned to the Lender pursuant to the provisions of the Collateral Assignments of Mortgage (including proceeds from the conversion or sale of any Mortgage
Loan) evidenced by a Mortgage Note and secured by a Mortgage, and identified in the Asset Schedule.

                 "Mortgage Loan Allocation" means, at any time of calculation, the aggregate outstanding Allocated Loan Amount of the Mortgage Loans.

                 "Mortgage Loan Release Price" means, with respect to any Transfer of a Mortgage Loan, (i) if the Excess Proceeds Test is satisfied, 125% of the Allocated Loan Amount for such Mortgage Loan or (ii) if the Excess Proceeds Test is not satisfied, the greater of (A) the unpaid principal balance of such Mortgage Loan as of the date of the Transfer and (B) 125% of the Allocated Loan Amount for such Mortgage Loan.

                 "Mortgage Note" means the note or other evidence of the indebtedness of a Mortgagor constituting a Mortgage Loan and secured by a Mortgage.

                 "Mortgaged Property" means the underlying property that secures a Mortgage Loan or tenancies under ground leases from those Mortgage Loans secured by ground leases, together with any real or personal property, fixtures, leases and other property or rights pertaining thereto.

                 "Mortgagor" means the obligor on a Mortgage Note.

                 "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Net Proceeds" means either (x) the purchase price (at foreclosure or otherwise) actually received by Lender from a third party purchaser with respect to any one or more of the Assets and the Additional Collateral, as a result of the exercise by the Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that the Lender is the purchaser at foreclosure of any Asset or Additional Collateral, the higher of (i) the amount of the Lender's credit bid or (ii) such amount as shall be determined in accordance with applicable law, and in either case minus all reasonable costs and expenses (including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable) incurred by the Lender in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Loan Documents or applicable law.

                 "Note" means, the note substantially in the form of Exhibit B hereto, made by Borrower to the Lender pursuant to this Agreement, as such note may be modified, amended, supplemented or extended.

                 "Officer's Certificate" means a certificate delivered to the Lender by the Borrower which is signed by an authorized officer of the Borrower.

                 "Operating Budget" means, with respect to any Fiscal Year, the operating budget for the REO Properties and Additional Collateral reflecting the Borrower's projections of revenues, Property Expenses and Capital Improvement Costs for such Fiscal Year on an annual and monthly basis and submitted by the Borrower to the Lender for its approval in accordance with the provisions of
Section 5.1(R)(vi); provided, however, that until the first such Operating Budget is so submitted and approved pursuant to Section 5.1(R)(vi), Operating Budget means the budget set forth on Schedule 4.

                 "Origination Fee" means the fee designated as such in the Commitment Letter and payable by the Borrower to the Lender on the Closing Date.

                 "Other Borrowings" means, with respect to the Borrower, without duplication (but not including the Indebtedness) (i) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of the Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of the Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of the Borrower secured by a Lien on any property owned by the Borrower (whether or not such indebtedness has been assumed), (v) all Contingent Obligations of the Borrower, and (vi) all payment obligations of the Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

                 "Parent Liquidity Covenant" has the meaning provided in
Section 5.1(Z)(1).

                 "Participation" has the meaning provided in Section 5.1(V).

                 "Payment Date" has the meaning provided in Section 2.5.

                 "Payment Date Statement" has the meaning provided in Section 2.12(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                 "Permits" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of any REO Property or Additional Collateral (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such REO Property or Additional Collateral).

                 "Permitted Encumbrances" means, with respect to the REO Properties and the Additional Mortgageable Collateral, collectively,

                  (i) the Lien created by the Borrower Mortgage or the other Loan Documents of record,

                 (ii) all Liens and other matters disclosed on the Title Insurance Policy concerning the REO Property and the Additional Mortgageable Collateral,

                (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with the Borrower Mortgage,

                 (iv) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings in accordance with the Borrower Mortgage,

                  (v) attachment or judgment Liens individually or in the aggregate not in excess of $1,000,000 (exclusive of any amounts (i) bonded to the reasonable satisfaction of the Lender or (ii) covered by insurance from an insurance carrier reasonably satisfactory to Lender as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

                 (vi) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;

                (vii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,

               (viii) rights of existing and future tenants and residents as tenants only pursuant to Leases,

                 (ix)   Liens permitted pursuant to Section 6.1(C),

                  (x) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred or entered into in the ordinary course of business which restrictions or encumbrances do not have a Material Adverse Effect,

                 (xi)   matters shown on the Surveys, and

                (xii)   Permitted Secured Debt;

and, with respect to the Mortgage Loans, Liens on a Mortgaged Property in existence on the Closing Date, which Liens do not have a Material Adverse Effect.

                 "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by the Lender or its Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (x) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or (y) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks;

                 (ii) fully FDIC-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank; provided, that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company have the highest rating available for such securities by the Rating Agencies;

                (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) described in clause
         (ii) above;

                 (iv) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving the highest long-term unsecured debt rating available for such securities by the Rating Agencies;

                  (v) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                 (vi) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in their highest rating available in their long-term unsecured debt ratings;

                (vii) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements; and

               (viii) units of taxable money market funds which funds are regulated investment companies and seek to maintain a constant net asset value per share, are rated in the highest rating level available by the Rating Agencies and have been designated in writing by the Lender as a Permitted Investment with respect to this definition;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences (x) a right to receive only interest payments or (y) the right to receive principal and interest payments derived from an underlying investment at a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                 "Permitted Secured Debt" means, with respect to the Mortgage Loan designated as "Life Care" on the Asset Schedule, and more specifically the portion of the related Mortgaged Property constituting the Lakeport Phase II independent living facility, the mortgage held by Barnett Bank of Pinellas County, Florida ("Barnett Bank"), securing certain construction financing provided by Barnett Bank, which mortgage has a first priority Lien on such Mortgaged Property as of the Closing Date, and the mortgage held by Sun Bank, National Association, as trustee for the holders of the Phase II Junior Bonds, which mortgage has a second priority Lien on such Mortgaged Property as of the Closing Date.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                 "Personal Property" means the personal property which either secures the Mortgage Loans or secured the mortgage loan related to Additional Mortgageable Collateral which is acquired by the Borrower.

                 "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate during the five-year period ended prior to the date of this Agreement or to which the Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five-year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

                 "Post-Closing Items Reserve Sub-Account" has the meaning set forth in Section 2.17(a).

                 "Principal Indebtedness" means the principal amount of the Loan outstanding from time to time.

                 "Proceeds" shall have the meaning given in the UCC and, in any event, shall include, without limitation, all proceeds, product, offspring, rents, profits or receipts, in whatever form, arising from the Collateral. Without limiting the generality of the foregoing, the term "Proceeds" shall include:

                  (i) cash, Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral or any REO Property or Additional Collateral;

                 (ii) the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Collateral or any REO Property or Additional Collateral (including, without limitation, all claims of the Borrower against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral or any REO Property or Additional Collateral now existing or hereafter arising);

                (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral or any REO Property or Additional Collateral;

                 (iv) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or any REO Property or Additional Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); and

                  (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any REO Property or Additional Collateral.

                 "Property Expenses" means, with respect to the REO Properties and the Additional Mortgageable Collateral, the following costs and expenses (including, without limitation, as set forth in the Operating Budget), but only to the extent that they (x) are paid to Persons who are generally in the business of providing such goods and services, (y) are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided and (z) do not constitute Capital Improvement Costs, Re-Leasing Costs or Replacement Reserve Costs:

                 (a)  Impositions;

                 (b) insurance premiums for policies of insurance required to be maintained pursuant to this Agreement or the other Loan Documents;

                 (c) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

                 (d) payments required under contracts for services (including, without limitation, service contracts for heating, ventilation and air conditioning systems, elevators, landscape maintenance, pest extermination, security, furniture, trash removal, answering service and credit checks);

                 (e) wages, benefits, payroll taxes, uniforms, the cost of cleaning supplies, insurance costs and all related expenses for on-site property management and maintenance personnel (including, without limitation, housekeeping employees, porters and general repair, maintenance and security employees);

                 (f) costs required in connection with the enforcement of any Lease (including, without limitation, reasonable attorneys' fees, charges for lock changes and storage and moving expenses for furniture, fixtures and equipment);

                 (g) advertising and rent-up expenses (including, without limitation, leasing services, tenant rent concessions, promotions for existing and prospective tenants, banners and signs);

                 (h) cleaning, janitorial service, maintenance and repair expenses (including, without limitation, for supplies, tools and equipment);

                 (i) any expense the total cost of which is passed through to tenants pursuant to executed Leases so long as the tenants are obligated to pay any shortfall within one hundred and twenty (120) days after the end of each Fiscal Year;

                 (j) legal, accounting, auditing and other professional fees and expenses incurred in connection with the ownership, leasing and operation of the REO Properties and the Additional Collateral (including, without limitation, collection costs and expenses);

                 (k)  permits, licenses and registration fees and costs;

                 (l) any expense necessary in order to prevent a breach under a Lease;

                 (m) any expense necessary in order to prevent or cure a violation of any applicable Legal Requirements;

                 (n) costs and expenses of any appraisals, valuations, surveys, inspections, environmental assessments or market studies;

                 (o) costs and expenses of security and security systems provided to and/or installed and maintained;

                 (p) costs of title, UCC, litigation and other searches and costs of maintaining the Lien of the Borrower Mortgage on any REO Property or Additional Collateral and the security interest in any related Collateral;

                 (q) fees and expenses of property managers contracted with by the Borrower to perform management, administrative, payroll or other services in connection with the operation of the REO Properties and the Additional Collateral;

                 (r) any other costs and expenses contemplated by the Operating Budget and/or customarily incurred in connection with operating properties and businesses similar in type and character;

                 (s) security deposits which are due and payable to tenants under the Leases; and

                 (t) any other category of property expense approved by the Lender.

                 "Quarterly Statement" has the meaning set forth in Section 2.12(d).

                 "Rating Agencies" means at least two of Fitch Investors Service, L.P., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Services.

                 "Refinancing Fee" means the fee payable by the Borrower to the Lender on any Payment Date in connection with a voluntary prepayment pursuant to
Section 2.6(a) or a mandatory prepayment pursuant to Section 2.7 in an amount equal to 1.0% of the Principal Indebtedness that is prepaid or on the Maturity Date in connection with a repayment pursuant to Section 2.5(a) in an amount equal to 0.5% of the Principal Indebtedness that is repaid; provided, however, that the Refinancing Fee shall not apply to:

                 (a) a mandatory prepayment pursuant to Section 2.7(a) resulting from any Transfer of an REO Property or Additional Collateral to a Person that is not an Affiliate of Borrower on an arms-length basis, as determined by Lender,

                 (b) a mandatory prepayment pursuant to Section 2.7(a) resulting from Balloon Payments or any other prepayment in full of a Mortgage Loan,

                 (c) while Borrower is not in compliance with the LTV Test, a mandatory prepayment pursuant to Section 2.7(a) resulting from any refinancing of any Assets and/or Additional Collateral occurring in order to achieve compliance with the LTV Test, but only to the extent of the Required Proceeds plus an amount equal to the lesser of (i) $5,000,000 and (ii) the aggregate proceeds arising from such refinancings in excess of the Required Proceeds,

                 (d) the initial $5,000,000 of Principal Indebtedness voluntarily prepaid pursuant to Section 2.6(a) (other than prepayments in connection with transactions referred to in clauses (a)-(c) above), or

                 (e) repayment of the Loan on the Maturity Date if (1) the Lender does not offer to extend to Borrower a new loan in a principal amount at least equal to the outstanding Principal Indebtedness and with a spread over LIBOR equal to or less than the spread on the Loan or (2) the Lender is no longer in the business of underwriting and making commercial mortgage loans;

provided, further, that in the event of either a voluntary prepayment of the Principal Indebtedness on any Payment Date or the repayment of the Principal Indebtedness on the Maturity Date with funds obtained from the Lender in connection with a refinancing of the Assets and Additional Collateral, the Refinancing Fee calculated as described above shall be credited against any fees paid in connection with the refinancing and shall remain payable to the extent such Refinancing Fee exceeds any fees paid in connection with the refinancing.

                 "Refinancing Loan" has the meaning provided in Section 5.1(X).

                 "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

                 "Release Price" means the Additional Collateral Release Price, the Mortgage Loan Release Price or the REO Property Release Price, as applicable.

                 "Re-Leasing Costs" means TI Costs and Leasing Commissions projected to be incurred on a monthly basis in connection with renewing existing Leases or executing new Leases on the REO Properties and the Additional Mortgageable Collateral designated as the "Industrial Warehouse" on the schedule of Additional Collateral.

                 "Remedial Work" has the meaning provided in Section 5.1(D)(i).

                 "Rent Roll" has the meaning provided in Section 4.3(P).

                 "Rents" means all income, rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits (other than security deposits) and other benefits from any REO Property or Additional Collateral. Without limiting the generality of the foregoing, the "Rents" shall include all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by the Borrower (including, without limitation, from the rental of any office space, retail space, warehouse and manufacturing space or other space, halls, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment and occupancy of such REO Property or Additional Mortgageable Collateral).

                 "REO Loan Allocation" means the aggregate outstanding Allocated Loan Amount of the REO Properties.

                 "REO Property" means, at any time, (x) the Land (or the ground leasehold estate in the Land), the Improvements and the Equipment (to the extent the same shall be deemed to be fixtures and owned by the Borrower), and all of Borrower's rights, titles, interests and estates appurtenant thereto, encumbered by the Borrower Mortgage (other than the Land, the Improvements and the Equipment with respect to the Additional Mortgageable Collateral) and (y) any Mortgaged Property acquired in foreclosure or by deed-in-lieu of foreclosure or otherwise in the course of servicing the Mortgage Loans, together with any Improvements thereon and any Personal Property situated thereon.

                 "REO Property Release Price" means, with respect to any Transfer of an REO Property, (i) if the Excess Proceeds Test is satisfied, 125% of the Allocated Loan Amount for such REO Property or (ii) if the Excess Proceeds Test is not satisfied, the greater of (A) 100% of the Capital Event Proceeds deposited into the Collection Account in connection with such Transfer and (B) 125% of the Allocated Loan Amount for such REO Property.

                 "Replacement Reserve Costs" means costs of replacements and repairs projected to be incurred on a monthly basis in connection with the REO Properties and the Additional Mortgageable Collateral.

                 "Required Proceeds" means the proceeds of a refinancing of one or more of the Assets and/or Additional Collateral undertaken by Borrower to reduce the Principal Indebtedness in order to achieve compliance with the LTV Test, but only to the extent of the proceeds necessary to achieve such compliance.

                 "Reserve Account" has the meaning provided in Section 2.17(a).

                 "Second Extension Date" has the meaning set forth in Section 2.15(b).

                 "Scheduled Principal Payment Amount" means, on each Payment Date so long as no Event of Default has occurred and is continuing, the sum of
(a) with respect to the REO Loan Allocation, an amount equal to the monthly principal payment that would be payable on such Payment Date on a loan in the amount of the then current REO Loan Allocation, assuming that (i) the interest rate on such loan was equal to the interest rate on the Loan for the related Interest Accrual Period, and (ii) such loan was paid in equal monthly installments of principal and interest sufficient to amortize such loan fully over a period of 25 years less the number of months from and including the Closing Date to and including the month of such Payment Date, plus (b) with respect to the Mortgage Loan Allocation, an amount equal to the greater of (1) the scheduled principal payments actually received during the related Interest Accrual Period (except in the case of the initial Interest Accrual Period in which case during the period from November 1, 1996 to but excluding the initial Payment Date) (excluding in either such case any Balloon Payments or principal prepayments) and (2) an amount equal to the monthly principal payment that would be payable on such Payment Date on a loan in the amount of the then current Mortgage Loan Allocation, assuming that (A) the interest rate on such loan was equal to the interest rate on the Loan for the related Interest Accrual Period, and (B) such loan was paid in equal monthly installments of principal and interest sufficient to amortize such loan fully over a period of 25 years less the number of months from and including the Closing Date to and including the month of such Payment Date; provided, however, that if Borrower is not in compliance with the LTV Test on such Payment Date, and if the Principal Indebtedness of the Loan is not greater than the product of the aggregate Asset Value and 80%, the Scheduled Principal Payment Amount shall be calculated as set forth above except that in clause (a)(ii) and clause (b)(2)(B), the loan shall be assumed to amortize fully over 18 years (rather than 25 years).

                 "Securities Exchange Act of 1934" means the Securities Exchange Act of 1934, as amended.

                 "Special Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of acquiring and directly holding an ownership interest in the Assets and the Additional Collateral, (ii) does not engage in any business unrelated to the Assets and the Additional Collateral, (iii) does not have any assets other than those related to its interest in the Assets and the Additional Collateral or any indebtedness other than as permitted by this Agreement, the Borrower Mortgage or the other Loan Documents, (iv) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) is subject to all of the limitations on powers set forth in Section 2.18 as of the date of formation of such Special Purpose Entity and (vi) holds itself out as being a Person separate and apart from any other Person.

                 "SPE Borrower" has the meaning set forth in Section 2.18.

                 "SPE Option" has the meaning set forth in Section 2.18.

                 "SPE Transfer" has the meaning set forth in Section 2.18.

                 "Subject Property" has the meaning set forth in Section 4.3.

                 "Survey" means a certified as-built title survey of an REO Property or Additional Mortgageable Collateral prepared by a registered Independent surveyor and in form and content satisfactory to the Lender and the company issuing the Title Insurance Policy for such REO Property or Additional Mortgageable Collateral.

                 "Taking" means a taking or voluntary conveyance during the term hereof of all or part of an REO Property or Additional Mortgageable Collateral, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority or a private taking affecting the such REO Property or Additional Mortgageable Collateral or any portion thereof whether or not the same shall have actually been commenced.

                 "Tax and Insurance Escrow Sub-Account" has the meaning set forth in Section 2.17(a).

                 "TI Costs" means tenant improvement payments, allowances and other costs incurred by the Borrower in connection with renewing existing Leases or executing new Leases on the REO Properties and Additional Mortgageable Collateral.

                 "Timely Environmental Report" has the meaning set forth in
Section 5.1(E)(iv).

                 "Title Insurance Policy" means, with respect to each REO Property and Additional Mortgageable Collateral, a mortgagee's title insurance policy or policies (a) issued by Lawyer's Title Insurance Corporation or other title companies satisfactory to the Lender which policy or policies shall be in form ALTA 1992 (with waiver of arbitration provisions) (with co-insurance or reinsurance as Lender may require reasonably satisfactory to the Lender), naming the Lender as the insured party, (b) insuring the Borrower Mortgage as being a first lien upon the REO Property or Additional Mortgageable Collateral, (c) showing no encumbrances against such REO Property or Additional Mortgageable Collateral (whether junior or superior to the Borrower Mortgage) which are not acceptable to the Lender other than Permitted Encumbrances, (d) in an amount acceptable to the Lender, and (e) otherwise in form and content acceptable to the Lender. Such Title Insurance Policy shall include the following endorsements or affirmative coverages to the extent available in form and substance reasonably acceptable to the Lender: variable rate endorsement; survey endorsement; comprehensive endorsement; first loss endorsement; access coverage; tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as the Lender shall reasonably require in order to provide insurance against specific risks identified by the Lender in connection with the REO Properties and the Additional Mortgageable Collateral.

                 "Total Capitalization" shall mean, at any date of determination, the sum of Debt and book equity of Borrower at such date, each as reflected in the Borrower's quarterly financial statement.

                 "Trademark" means the trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights relating to any REO Property or Additional Mortgageable Collateral or the license to use intellectual property granted by the Borrower or other proprietary business information relating to the Borrower's policies, procedures, manuals and trade secrets.

                 "Transaction" means the transaction contemplated by the Loan Documents.

                 "Transaction Costs" means all costs and expenses paid or payable by the Borrower relating to the Transaction (including, without limitation, appraisal fees, legal fees and accounting fees, the costs of obtaining Engineering Reports and Environmental Reports, Lender's other out-of-pocket expenses and any other costs and expenses described in Section 8.23).

                 "Transfer" means any transfer, sale, assignment or conveyance of all or any portion of the Assets or the Additional Collateral, as determined by Lender, and "Transfers" shall have meanings correlative to the foregoing.

                 "UCC" means with respect to any Collateral, the Uniform Commercial Code as in effect on the date hereof in the state where such Collateral is located, as amended from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state where such Collateral is located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                 "UCC Searches" has the meaning specified in Section 3.1(L).

                 "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

                 "Welfare Plan" means an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by the Borrower or any ERISA Affiliate or that covers any current or former employee of the Borrower or any ERISA Affiliate (with respect to such employee's relationship to such entities).


                                   ARTICLE II

                                 GENERAL TERMS

                 Section 2.1. The Loan. (a) Subject to the terms and conditions of this Agreement, on the Closing Date the Lender shall lend to the Borrower the Loan Amount. The proceeds of the Loan shall be used solely for the purposes identified in Section 2.2 hereof. On the Closing Date, upon the satisfaction of the conditions set forth in Section 3.1, the Lender shall initiate a wire or other transfer of immediately available funds equal to the Loan Amount, minus
(x) the Commitment Fee and the Origination Fee (net of the unspent due diligence deposit paid to the Lender by the Borrower pursuant to the Commitment Letter), minus (y) the fee payable by the Borrower to Chase Securities, Inc. for advisory services in arranging the Transaction (which fee the Lender shall wire to an account of Chase Securities, Inc. on the Closing Date) and minus (z) the amount to be deposited in the Post-Closing Items Reserve Sub-Account pursuant to
Section 2.17(e), to an account designated by the Borrower.

                 (b) The Loan shall constitute one general obligation of the Borrower to the Lender and shall be secured by the security interest in and Liens granted upon all of the Collateral, and by all other security interests and Liens at any time or times hereafter granted by the Borrower to the Lender or to the Collateral Agent on behalf of the Lender.

                 (c) The Lender shall have a one-time right exercisable on or prior to May 15, 1997 by notice to Borrower in writing to increase or decrease the Allocated Loan Amount of any or all of the Assets as appropriate in the judgment of the Lender to reflect changes in the relative values of the Assets. In addition, the Lender shall have the right by notice to the Borrower in writing to increase or decrease the Allocated Loan Amount of any or all of the Assets as appropriate in the judgment of the Lender to reflect changes in the relative values of the Assets (based on an event described in clause (i) or (ii) below, as the case may be), exercisable if (i) a Lease Event of Default has occurred and has not been cured and/or (ii) on or before the first anniversary of the Closing Date, the Borrower shall not have caused the Lien for unpaid taxes encumbering the Mortgaged Property related to the Mortgage Loan identified on the Asset Schedule as "Marquardt" as of the Closing Date to be discharged, paid off or otherwise removed in its entirety.

                 Section 2.2. Use of Proceeds. Proceeds of the Loan Amount shall be used for the following purposes: (a) to repay certain indebtedness of Borrower, to make certain investments and for working capital, (b) to fund the Post-Closing Items Reserve Sub-Account, (c) to pay to the Lender the Commitment Fee and the Origination Fee and (d) to pay to counsel to each of the Lender, the Collateral Agent and the Borrower its respective fees, expenses and disbursements.

                 Section 2.3. Security for the Loan. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgage Loans pursuant to the Collateral Assignments of Mortgage, the Assignment of Participation Interest and other Loan Documents, (b) the REO Properties and the Additional Mortgageable Collateral pursuant to the Borrower Mortgage, (c) the Additional Aircraft Collateral pursuant to the Aircraft Distribution Assignment, (d) the Hedge Assignment Agreements, if any, (e) the Contract Assignment, (f) the Marina Ground Lease pursuant to the Assignment of Rents and Leases, and (g) the security interest and Liens granted in this Agreement and in the other Loan Documents.

                 Section 2.4. Borrower's Note. The Borrower's obligation to pay the principal of and interest on the Loan and all other amounts due under the Loan Documents shall be evidenced by the Note, duly executed and delivered by the Borrower on the Closing Date. The Note shall be payable as to principal, interest and all other amounts due under the Loan Documents, as specified in this Agreement, with a final maturity on the Maturity Date. The Lender is hereby authorized to endorse on the schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest or other amounts due under the Loan Documents, in respect thereof. Such schedule shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of the Lender to make a notation on the schedule to the Note as aforesaid shall not affect the obligations of the Borrower hereunder or under the Note or any other Loan Document in any respect. At no time shall the aggregate original principal amount of the Note exceed the Loan Amount.

                 Section 2.5. Principal and Interest. (a) The Borrower shall pay to the Lender interest on the Principal Indebtedness of the Loan from the Closing Date to but excluding the date the Loan shall be paid in full at the interest rate provided in Section 2.5(b) below. Interest on the Loan shall accrue on the Principal Indebtedness commencing on the Closing Date and shall be payable in arrears on December 10, 1996, and on the tenth day of each and every month thereafter through the month in which the Maturity Date occurs, unless, in any such case, such day is not a Business Day, in which event such interest shall be payable on the first Business Day following such date (such date for any particular month, the "Payment Date"). The Lender shall calculate LIBOR on each Interest Determination Date for the related Interest Accrual Period and promptly deliver a notice to the Borrower of such rate for such period. The entire outstanding Principal Indebtedness of the Loan and the Note, together with all accrued but unpaid interest thereon and all other amounts due under the Loan Documents, shall be due and payable by the Borrower to the Lender on the Maturity Date. Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed.

                 (b) For the first Interest Accrual Period, the Principal Indebtedness shall bear interest at a rate of 8.33% per annum. For each Interest Accrual Period thereafter, the Principal Indebtedness shall bear interest at a rate per annum equal to LIBOR determined as of the Interest Determination Date immediately preceding such Interest Accrual Period plus 2.95%.

                 (c) Principal payments on the Loan shall be made on each Payment Date in an amount equal to (i) the Scheduled Principal Payment Amount and (ii) the amount, if any, payable pursuant to clause tenth of Section 2.12(b)(iii).

                 (d) After an Event of Default has occurred and is continuing, Borrower shall pay to the Lender interest at the Default Rate on any amount owing to the Lender not paid when due until such amount is paid in full.

                 Section 2.6. Voluntary Prepayment. (a) Borrower may voluntarily prepay the Loan in whole or in part on a Payment Date; provided, however, that, any such prepayment shall be accompanied by an amount representing all accrued interest on the portion of the Loan being prepaid and other amounts then due under the Loan Documents (including, without limitation, the Refinancing Fee, if any).

                 (b) In the event of any such voluntary prepayment, the Borrower shall give the Lender written notice of its intent to prepay, which notice shall be given at least five Business Days prior to the date upon which prepayment is to be made and shall specify the Payment Date on which such prepayment is to be made and the amount of such prepayment (which shall not be less than $1,000,000, or, if less, the outstanding balance of the Loan). If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by the Borrower prior to the date specified therein in which event the Borrower shall immediately reimburse the Lender for any costs incurred in connection with the giving of such notice and its revocation).

                 Section 2.7. Mandatory Prepayment. (a) So long as both no Event of Default has occurred and is continuing and the Indebtedness has not been accelerated, the Borrower may Transfer any Asset or Additional Collateral at any time; provided, however, that (i) the Borrower shall have given the Lender at least 10 Business Days' prior written notice of the Transfer and the anticipated Capital Event Proceeds of such Transfer, (ii) the Transfer shall be (A) to a Person that is not an Affiliate of Borrower and on an arms-length basis, as reasonably determined by Lender, or (B) approved in writing by Lender, and (iii) on the date of the consummation of any such Transfer, the Borrower shall deposit or cause to be deposited in the Capital Sub-Account of the Collection Account
(1) the Capital Event Proceeds of such Transfer plus (2) an amount equal to the accrued and unpaid interest through the date of such deposit with respect to the portion of the Principal Indebtedness to be prepaid with such Capital Event Proceeds, plus (3) the Borrower Release Price Contribution, if any. Notwithstanding the foregoing, with respect to the Mortgage

Loan designated as "Marquardt" on the Asset Schedule, such Transfer may be of only a portion of the related Mortgaged Property. Within 5 Business Days' of Lender's receipt of Borrower's notice of a Transfer, Lender shall deliver to Borrower an Excess Proceeds Test Notice with respect to such Transfer.

                 (b) Except as otherwise provided in Section 2.12(e) in the event Loss Proceeds are required to be made available for restoration pursuant to the Borrower Mortgage, in the event of a casualty or a Taking of an REO Property or Additional Mortgageable Collateral, in whole or in part, the Borrower shall deposit or cause to be deposited all Loss Proceeds received by the Borrower with respect to such REO Property or Additional Mortgageable Collateral into the General Sub-Account of the Collection Account in accordance with Section 2.12(a) and shall, on the Payment Date occurring on or immediately following the receipt of the Loss Proceeds, apply the Loss Proceeds solely to make the payments required pursuant to clause third of Section 2.12(b)(i) or 2.12(b)(iii) of this Agreement.

                 (c) The Borrower shall deposit or cause to be deposited into the Capital Sub-Account of the Collection Account (A) the Capital Event Proceeds constituting a Balloon Payment or prepayment or proceeds of a discounted pay-off of a Mortgage Loan, plus (B) an amount equal to the accrued and unpaid interest through the date of such deposit, with respect to the portion of the Principal Indebtedness to be prepaid with such Capital Event Proceeds, plus (C) with respect to a discounted pay-off of a Mortgage Loan, the Borrower Release Price Contribution, if any.

                 (d) Upon payment or prepayment of the Loan in full, Borrower shall pay to Lender, in addition to the amounts specified in Section 2.6,
Section 2.7 and Section 2.12, as applicable, any other amounts then due and payable to Lender pursuant to the Loan Documents.

                 Section 2.8. Application of Payments After Event of Default. All proceeds relating to any repayments of the Loan after the occurrence and during the continuance of an Event of Default shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of the Collateral Agent and the Lender, in that order, arising as a result of such repayment or Event of Default; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; third, the Refinancing Fee, if any, due under the terms of this Agreement; fourth, the Default Administration Fee, if any; and fifth, the outstanding principal amount of the Loan or the portion thereof being repaid.

                 Section 2.9. Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to the Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to its account at Mellon Bank, Pittsburgh, Pennsylvania (ABA No. 043000261, Account No. 117-7107, Reference: Echelon International). Any funds received by the Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. The Lender shall notify the Borrower in writing of any changes in the account to which payments are to be made. All payments made by the Borrower hereunder, or by the Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

                 Section 2.10. Taxes. All payments made by the Borrower under the Note and this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of the Lender).

                 Section 2.11. Release of Collateral. (a) Notwithstanding any other provision of this Agreement or any other Loan Document, simultaneously with a Transfer (including, in the case of the Mortgage Loan designated as "Marquardt" on the Asset Schedule, a Transfer in part of the related Mortgaged Property), or a payment in full, of an Asset or Additional Collateral and the proper application of the related Capital Event Proceeds, accrued and unpaid interest deposit and Borrower Release Price Contribution, if any, all as described in Sections 2.7 and 2.12 hereof, the Lender shall release the Lien of the Borrower Mortgage, the Collateral Assignment of Mortgage or the Aircraft Distribution Assignment, as applicable, and UCC-1 financing statements and any other Liens in favor of the Lender relating to such Asset or Additional Collateral and shall execute all documentation reasonably requested of the Lender with respect to such release.

                 (b) If (i) the Lender receives Loss Proceeds with respect to an Asset or Additional Collateral in the event of a Taking or casualty affecting 100% of such Asset or Additional Collateral as described in Section 2.12(e),
(ii) in the case of casualty only, such Loss Proceeds together with the Borrower Release Price Contribution, if any, are equal to the applicable Release Price, and (iii) such Loss Proceeds (and Borrower Release Price Contribution, if any) are applied to reduce the Indebtedness in accordance with Sections 2.7(b) and 2.12(b)(i) or (iii), the Lender shall simultaneously with such application release the Lien of the Borrower Mortgage or Collateral Assignment of Mortgage, as applicable, and UCC-1 financing statements and any other Liens in favor of the Lender relating to the such Asset or Additional Collateral and shall execute all documentation reasonably requested of the Lender with respect to such release; provided, that in the case of a casualty only, the Lender shall not have any obligation to release its Lien unless and until it has received the payment of the Principal Indebtedness in an amount equal to the applicable Release Price.

                 (c) Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, the Lender shall, as promptly as possible after such payment, release its Liens with respect to all Collateral.

                 Section 2.12.  Central Cash Management.

                 (a) Collection Account; Deposits to and Withdrawals from the Collection Account. (i) On or before the Closing Date, the Borrower shall establish and maintain with Collateral Agent, as collection account bank (each such bank or other financial institution at which the Collection Account may be established and maintained, the "Collection Account Bank") an account with a separate and unique identification number and entitled "LaSalle National Bank (as Collateral Agent for Salomon Brothers Realty Corp.) pursuant to a Loan Agreement dated as of November 5, 1996 among Echelon International Corporation, Salomon Brothers Realty Corp. and LaSalle National Bank, as such Collateral Agent" (the "Collection Account"). The Collection Account shall be an Eligible Account and shall be comprised of two sub-accounts: the "General Sub-Account" and the "Capital Sub-Account".

                 (ii) So long as (x) both no Event of Default shall have occurred and be continuing and the Indebtedness has not been accelerated and (y) the Borrower shall be in compliance with the LTV Test:

                        (a) the Borrower shall deposit in the General Sub-Account not later than the close of business on the Business Day prior to each Payment Date, funds sufficient to pay (1) the interest then due and payable on the Note for such Interest Accrual Period, (2) the Scheduled Principal Payment Amount and (3) any other amounts under this Agreement, the Note or the Loan Documents due on such Payment Date, and

                        (b) the Borrower shall deposit directly into the Capital Sub-Account the Capital Event Proceeds resulting from the consummation of any Transfer or the Balloon Payment, prepayment or discounted pay-off of any Mortgage Loan and shall deposit in the Capital Sub-Account not later than the close of business on the Business Day prior to the Business Day on which such Capital Event Proceeds are to be applied to prepay the Principal Indebtedness (1) an amount equal to the accrued and unpaid interest with respect to the portion of the Principal Indebtedness to be prepaid with such Capital Event Proceeds through the date of such prepayment of the Principal Indebtedness and
         (2) if applicable, any Borrower Release Price Contribution due in connection with any such Transfer or discounted pay-off.

                (iii) Upon the Lender's delivery to the Borrower and the Collateral Agent of an LTV Notice (and, in such event, until the Borrower shall be in compliance with the LTV Test) or upon the occurrence and during the continuance of an Event of Default and the acceleration of the Indebtedness, the Borrower shall deposit:

                        (A) in the General Sub-Account, (1) scheduled payments of interest and principal on the Mortgage Loans, (2) any distributions from the Joint Venture to which the Borrower is entitled and (3) the Rents and Money received from Accounts or under Leases and derived from the REO Property and the Additional Mortgageable Collateral and all Proceeds thereof (other than Capital Event Proceeds), in each case no later than the Business Day following collection and receipt thereof; and

                        (B) in the Capital Sub-Account, (1) simultaneously with the consummation of any Transfer or the receipt of any Balloon Payment or prepayment of any Mortgage Loan giving rise to Capital Event Proceeds, all such Capital Event Proceeds plus (2) not later than the close of business on the Business Day prior to the Business Day on which such Capital Event Proceeds are to be applied to prepay the Principal Indebtedness, an amount equal to the accrued and unpaid interest with respect to the portion of the Principal Indebtedness to be prepaid with such Capital Event Proceeds through the date of such prepayment of the Principal Indebtedness plus (3) if applicable, any Borrower Release Price Contribution due in connection with any such Transfer, Balloon Payment or prepayment.

So long as the Collateral Agent has not received written notice from the Lender that an Event of Default has occurred and is continuing and the Indebtedness has been accelerated, the Collateral Agent shall distribute such funds on deposit in the Collection Account in accordance with

Section 2.12(b)(iii). After the Collateral Agent has received written notice from the Lender that an Event of Default has occurred and is continuing and the Indebtedness has been accelerated,

                        (w) all Rents and Money received from Accounts or under Leases and derived from the Assets and the Additional Collateral and all Proceeds thereof shall be payable to the Lender or as otherwise directed by the Lender,

                        (x) the Lender shall make deposits, or cause deposits to be made, of such Rents, Money and Proceeds to the Collection Account, and the Borrower shall cooperate with the Lender in the making of such deposits or causing such deposits to be made,

                        (y) the Borrower shall not have any right to make any withdrawals from the Collection Account without the prior written consent of the Lender, and

                        (z) Proceeds on deposit in the Collection Account may be applied by the Collateral Agent on behalf of the Lender for the payment of the Indebtedness pursuant to Section 2.8 of this Agreement.

                 (b) Distribution of Cash. (i) So long as (x) both no Event of Default shall have occurred and be continuing and the Indebtedness has not been accelerated and (y) the Borrower shall be in compliance with the LTV Test, on each Payment Date, the Collateral Agent shall withdraw the funds on deposit in the General Sub-Account on such Payment Date, and shall apply such funds, in each case to the extent of the amounts set forth in the related Payment Date Statement delivered by Borrower, as follows:

                 first, to the payment of the fees of the Collateral Agent payable pursuant to the Fee Letter and of any indemnification to which an Indemnified Party is entitled pursuant to Sections 5.1(I) and 5.1(J);

                 second, to the payment to the Lender of the interest then due and payable on the Note with respect to the related Interest Accrual Period and the Refinancing Fee, if any, and Extension Fee, if any; and

                 third, to the payment to the Lender of the Principal Indebtedness in an amount equal to the Scheduled Principal Payment Amount then due and payable on the Note for such Payment Date, and any additional amount to which the Lender is entitled pursuant to Section 2.7(b) of this Agreement.

                 (ii) So long as (x) both no Event of Default shall have occurred and be continuing and the Indebtedness has not been accelerated and (y) the Borrower shall be in compliance with the LTV Test, on the Business Day on which any Capital Event Proceeds are deposited in the Capital Sub-Account, the Collateral Agent shall apply such funds, together with additional funds of the Borrower necessary to make the payments described below, as follows:

                 first, to the payment to Lender of the Principal Indebtedness in an amount equal to the applicable Release Price (unless the funds in the Capital Sub-Account arise (1) from a partial prepayment of a Mortgage Loan, in which event in an amount equal to the amount of such partial prepayment or (2) from a Transfer of a portion of the Mortgaged Property related to the Mortgage Loan designated as "Marquardt" on the Asset Schedule in which event in an amount equal to the entire Capital Event Proceeds of such Transfer, in each case until the Lender has received aggregate payments of the Principal Indebtedness from partial prepayments and Transfers of the applicable Mortgage Loan in an amount equal to the related applicable Release Price), in each case together with the payment of accrued and unpaid interest on the amount of the Principal Indebtedness being prepaid; and

                 second, subject to the satisfaction of the Excess Proceeds Test, to Borrower in an amount equal to Excess Proceeds.

                (iii) During any period that the Borrower is not in compliance with the LTV Test, on each Payment Date, the Collateral Agent shall withdraw an amount equal to the collected funds on deposit in the Collection Account as of the close of business on the last Business Day of the immediately preceding Collection Period, and shall apply such funds, in each case to the extent of the amounts set forth in the related Payment Date Statement delivered by the Borrower, as follows:

                 first, to the payment of the fees of the Collateral Agent payable pursuant to the Fee Letter;

                 second, to the payment of any indemnification to which an Indemnified Party is entitled pursuant to Sections 5.1(I) and 5.1(J);

                 third, to the payment to the Lender of the interest then due and payable on the Note with respect to the related Interest Accrual Period and the Refinancing Fee and Extension Fee, if any;

                 fourth, to the payment to the Lender of the Principal Indebtedness in an amount equal to the Scheduled Principal Payment Amount then due and payable on the Note for such Payment Date, and any additional amount to which Lender is entitled pursuant to Section 2.7(b) of this Agreement;

                 fifth, to the Expense Account in the amount described in
         Section 2.17(f);

                 sixth, to the Tax and Insurance Escrow Sub-Account in an amount equal to the portion of the annual Basic Carrying Costs with respect to the REO Properties projected in the then-current Operating Budget;

                 seventh, to the Interest Reserve Sub-Account in the amount required pursuant to Section 2.17(c);

                 eighth, with respect to the REO Properties and the Additional Mortgageable Collateral, to the Capital Expenditure Reserve Sub-Account in an amount equal to the Capital Expenditure Reserve
         Amount;

                 ninth, with respect to the REO Properties and the Additional Collateral, to the extent of Capital Improvement Costs not provided for in the Capital Expenditure Reserve Sub-Account, to Borrower in an amount, if any, for immediate Capital Improvement Costs as approved by Lender in writing; and

                 tenth, to the Borrower unless the Loan to Value Ratio is greater than 80%, in which event, to the repayment of the Principal Indebtedness until the Loan to Value Ratio is reduced below 80%.

                 (iv) Notwithstanding anything in this Agreement to the contrary, if Lender delivers an LTV Notice to Borrower, and if within ten (10) Business Days of Borrower's receipt of such LTV Notice, Borrower shall deliver to Lender a notice stating that Borrower requests the determination of the fair market value of any one or more of the REO Properties or Mortgaged Properties by an Appraiser selected by Lender, then the following procedure shall apply:

                        (1) Lender shall direct the scope and the process of
                 determining such fair market value by the Appraiser which process shall employ methods which are customary at such time for the determination of the fair market value of property or assets comparable to the Asset(s) to be valued;

                        (2) Borrower shall pay all fees and disbursements of
                 such Appraiser and shall cooperate with the Appraiser and Lender in the process of determining such fair market value(s) (including, without limitation, by making available to the Appraiser any information reasonably requested from Borrower and by assisting the Appraiser and Lender in determining such fair market value(s) within ten (10) Business Days of Borrower's notice);

                        (3) during the period of the Appraiser's determination
                 of the fair market value(s), Sections 2.12(a)(iii) and 2.12(b)(iii) shall control with respect to the collection and application of Money; provided, that no amounts shall be released from the Collection Account with respect to the Scheduled Principal Payment Amount or the payment, if any, to be made pursuant to clause tenth of Section 2.12(b)(iii), in each case, to the extent such amounts, or any portion thereof, would not be payable to Lender if Borrower were in compliance with the LTV Test;

                        (4) if, using the Asset Values determined pursuant to
                 the Appraisal delivered by the Appraiser for the REO Properties or Mortgaged Properties in question and otherwise using the Asset Values determined by Lender, the Borrower satisfies the LTV Test, then the entire amounts in the Collection Account, Expense Account and Reserve Account (including any interest thereon) shall be released to Borrower other than the amount of any Capital Event Proceeds and Loss Proceeds which shall be applied to the Principal Indebtedness; and

                        (5) if, using the Asset Values determined pursuant to the Appraisal delivered by the Appraiser for the REO
                 Properties or Mortgaged Properties in
                 question and otherwise using the Asset Values determined by Lender, the Borrower remains out of compliance with the LTV Test, then the amounts in the Collection Account shall be collected and applied as described in Sections 2.12(a)(iii) and 2.12(b)(iii) until the Borrower is brought into compliance with the LTV Test (at which time the entire amounts in the Collection Account, Expense Account and Reserve Account (including any interest thereon) shall be released to Borrower other than the amount of any Capital Event Proceeds and Loss Proceeds which shall be applied to the Principal Indebtedness).

                  (v) Notwithstanding anything in this Agreement to the contrary, if Lender delivers an Excess Proceeds Test Notice to Borrower, and if within ten (10) Business Days of Borrower's receipt of such Excess Proceeds Test Notice, Borrower shall deliver to Lender a written notice stating that Borrower requests the determination of the fair market value of any one or more of the REO Properties or Mortgaged Properties by an Appraiser selected by Lender, then the following procedure shall apply:

                        (1) Lender shall direct the scope and the process of
                 determining such fair market value by the Appraiser which process shall employ methods which are customary at such time for the determination of the fair market value of property or assets comparable to the Asset(s) to be valued;

                        (2) Borrower shall pay all fees and disbursements of
                 such Appraiser and shall cooperate with the Appraiser and Lender in the process of determining such fair market value(s) (including, without limitation, by making available to the Appraiser any information reasonably requested from Borrower and by assisting the Appraiser and Lender in determining such fair market value(s) within ten (10) Business Days of Borrower's notice);

                        (3) during the period of the Appraiser's determination
                 of the fair market value(s), no Excess Proceeds shall be released from the Capital Sub-Account;

                        (4) if, using the Asset Values determined pursuant to
                 the Appraisal delivered by the Appraiser for the REO Properties or Mortgaged Properties in question and otherwise using the Asset Values determined by Lender, the Borrower satisfies the Excess Proceeds Test, then such Excess Proceeds shall be released from the Capital Sub-Account and applied to the Principal Indebtedness or to pay the Excess Proceeds to Borrower in accordance with Section 2.12(b)(ii); and

                        (5) If, using the Asset Values determined pursuant to
                 the Appraisal delivered by the Appraiser for the REO Properties or Mortgaged Properties in question and otherwise using the Asset Values determined by Lender, the Borrower does not satisfy the Excess Proceeds Test, then such Excess Proceeds shall be released from the Capital Sub-Account and applied solely to the Principal Indebtedness in accordance with Section 2.12(b)(ii).

                 (c) Permitted Investments. The Borrower shall direct the Collateral Agent in writing to invest and reinvest any balance in the Collection Account, from time to time in Permitted Investments; provided, however, that,
(i) the maturity of the Permitted Investments on deposit therein shall be at the discretion of the Borrower, but in any event no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to Section 2.12(b) of this Agreement, (ii) after the Collateral Agent has received written notice from the Lender that an Event of Default has occurred and is continuing, the Borrower shall not have any right to direct investment of the balance in the Collection Account, (iii) all such Permitted Investments shall be held in the name of the Collateral Agent on behalf of the Collection Account, and (iv) if the Borrower shall fail to direct the Collateral Agent with respect to Permitted Investments, the Collateral Agent shall invest and reinvest any balance in the Collection Account in the type of Permitted Investment described in clause (viii) of the definition of "Permitted Investments". Lender and Collateral Agent shall have no liability for any loss in investments of funds in the Collection Account that are invested in Permitted Investments (unless, in the case of the Collateral Agent, invested contrary to Lender's direction) and no such loss shall affect the Borrower's obligation to fund, or liability for funding, the Collection Account. The Borrower shall include all earnings on the Collection Account as income of the Borrower for federal and applicable state tax purposes.

                 (d) Monthly, Quarterly and Payment Date Statements. With respect to each Collection Period during any period in which the Borrower is not in compliance with the LTV Test, the Borrower shall cause to be prepared and delivered to the Lender a statement (each, a "Monthly Statement") no later than five Business Days after the end of such Collection Period setting forth the aggregate deposits to and withdrawals from the Collection Account and the opening and closing balances in such account. With respect to each Payment Date and the related Collection Period and Interest Accrual Period, the Borrower shall prepare and deliver, or shall cause to be prepared and delivered to the Collateral Agent and the Lender, a statement (each, a "Payment Date Statement") no later than the second Business Day prior to such Payment Date with respect to each of the items below, setting forth the following:

                  (i) if the Borrower is not in compliance with the LTV Test, the aggregate deposits to the Collection Account during the related Collection Period for each category of deposits under this Agreement and the opening and closing balances in the Collection Account;

                 (ii) the amount of interest then due and payable on the Note with respect to the Interest Accrual Period (including the applicable number of days and interest rate which were applied in determining such amount);

                (iii) the amount of the Refinancing Fee, if any, then due and payable;

                 (iv) the amount of the Extension Fee, if any, then due and payable;

                  (v) the amount of any fees and expenses of the Collateral Agent pursuant to the Fee Letter and any indemnification to which an Indemnified Party is entitled under this Agreement;

                 (vi) the following information with respect to the Principal Indebtedness in a format acceptable to Lender: (1) the Principal Indebtedness as of the preceding Payment Date, (2) the Scheduled Principal Payment Amount payable to the Lender pursuant to Section 2.12(b) on such Payment Date, (3) any other principal paid to the Lender pursuant to Section 2.12(b)(ii) since the prior Payment Date and payable to the Lender pursuant to clause tenth of Section 2.12(b)(iii) on the current Payment Date, (4) the Principal Indebtedness on the current Payment Date (taking into account such payments) and, (5) the total Allocated Loan Amount as of the prior Payment Date, any changes in Allocated Loan Amount of each Asset since the prior Payment Date, any changes in Allocated Loan Amount of each Asset on the current Payment Date, and the final Allocated Loan Amount of each Asset on the current Payment Date;

                (vii) if the Borrower is not in compliance with the LTV Test, the amounts, if any, to be deposited in the Expense Account and the Reserve Account;

               (viii)   the amount payable to the Borrower, if any, pursuant to
         Section 2.12(b); and

                 (ix) a cash flow report with respect to the related Collection Period in a format acceptable to Lender describing (1) on a Mortgage Loan-by-Mortgage Loan basis, the monthly principal collections, interest collections, total principal and interest collections, and prior month and current month unpaid principal balance, (2) on the basis of each individual REO Property or item of Additional Mortgageable Collateral, the related income, Property Expenses, Capital Improvement Costs, TI Costs, Leasing Commissions and net operating income, (3) with respect to the Additional Aircraft Collateral, the related lease payments received by the Joint Venture and (4) the total cash flow resulting from the preceding clauses (1), (2) and (3);

                  (x) a liquidation activity report in a format acceptable to Lender describing with respect to each Asset or Additional Collateral that has been the subject of a Transfer or other liquidation since the prior Payment Date, the related Capital Event Proceeds or other proceeds, the Excess Proceeds, if any, and the applicable Release Price; and

                 (xi) a summary report of Lease modifications and similar proposals with respect to the REO Property and Additional Mortgageable Collateral during the related Collection Period.

The Payment Date Statement shall be substantially in the form attached hereto as
Schedule 7; provided, however, that the Lender may request format modifications and reasonable expansion of the data set forth therein from time to time after the Closing Date. Concurrently with the delivery of the quarterly financial statements as required under Section 5.1(R)(iii), the Borrower shall prepare and deliver, or shall cause to be prepared and delivered, to the Collateral Agent and the Lender a statement (each, a "Quarterly Statement") in form and substance satisfactory to the Lender, setting forth with respect to each of the REO Properties and the Additional Mortgageable Collateral and, to the extent received from the Mortgagors, each of the Mortgaged Properties:

                  (i) an operating statement detailing (x) the historic accrued operating revenues and the historic accrued operating expenses, in each case, with respect to such property during the twelve month period ending on the last day of the month in which such calculation is being made in the preceding year, (y) the accrued operating revenues, the accrued operating expenses and the actual TI Costs and Leasing Commissions paid, in each case, with respect to such property during the most recent calendar quarter (or, in the case of the initial Quarterly Statement, the most recent four calendar quarters) and (z) if the Borrower is not in compliance with the LTV Test, a categorized list of Property Expenses on a line-by-line basis, Capital Improvement Costs, Re-Leasing Costs and Replacement Reserve Costs paid or to be paid or reimbursed or to be reimbursed for the REO Properties and the Additional Mortgageable Collateral with respect to such quarter and, if the Borrower is not in compliance with the LTV Test, the amounts related to such Property Expenses, Capital Improvement Costs, Re-Leasing Costs and Replacement Reserve Costs that have been withdrawn from the Expense Account and the Reserve Account during such Collection Period;

                 (ii) a current property rent roll (by property and by tenant) and occupancy level report (expressing the level as a percentage based upon rentable square footage) and a list of any tenants included on such rent roll in default;

                (iii) for any Leases entered into by the Borrower since the delivery of the prior statement (or, in the case of the initial statement, since the Closing Date) with a new or renewal tenant, any free rent in connection with such Leases; and

                 (iv) any additional information reasonably requested by the Lender.

                 (e) Loss Proceeds. In the event of a casualty or Taking with respect to any REO Property or the Additional Mortgageable Collateral, unless pursuant to the Mortgage the Loss Proceeds are to be made available to the Borrower for restoration, all Loss Proceeds shall be paid directly to the General Sub-Account of the Collection Account to satisfy the requirements of
Section 2.7(b). If the Loss Proceeds may be made available for restoration pursuant to the Mortgage and the Borrower elects to restore the related REO Property or Additional Mortgageable Collateral, such Loss Proceeds shall be held by the Collateral Agent in a segregated interest-bearing escrow account in the name of the Collateral Agent on behalf of the Lender to be withdrawn by the Collateral Agent for delivery to the Borrower from time to time to pay restoration costs pursuant to a schedule reasonably acceptable to the Lender and the Borrower. If any Loss Proceeds are received by the Borrower, such Loss Proceeds shall be received in trust for the Lender, shall be segregated from other funds of the Borrower, and shall be forthwith paid to the Collateral Agent to the extent necessary to comply with this Agreement.

                 (f) The Collateral Agent's Reliance. The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent may rely on notice from the Lender as to the occurrence and continuance of an Event of Default, without further written notice by the Lender to the contrary.

                 Section 2.13. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, the Borrower hereby assigns, conveys, pledges and transfers to the Collateral Agent on behalf of the Lender, and grants a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

                  (i) all of the Borrower's right, title and interest in the Collection Account, the Reserve Account and the Expense Account and all Money and Permitted Investments, if any, from time to time deposited or held in the Collection Account, Reserve Account and Expense Account;

                 (ii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing until such time as such items are disbursed from the Collection Account, Reserve Account or Expense Account; and

                (iii) to the extent not covered by clause (i) or (ii) above, all Proceeds of any or all of the foregoing.

                 (b) Covenants. Each of the Collection Account, the Reserve Account and the Expense Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of the Collateral Agent relating to demand deposit accounts from time to time in effect.

                 (c) Financing Statements; Further Assurances. On the Closing Date, the Borrower will execute and deliver to the Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect the Collateral Agent's security interest on behalf of the Lender in the Account Collateral to the extent that it may be perfected by such a filing. From time to time, at the expense of the Borrower, the Borrower shall promptly execute and deliver all further instruments, and take all further action, that the Lender may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable the Collateral Agent to exercise and enforce the Collateral Agent's rights and remedies hereunder with respect to, any Account Collateral. The Collateral Agent shall not be responsible for the determination of the financing statements and other instruments necessary to perfect such security interest or for the filing of such financing statements and other instruments at the locations necessary to perfect such security interest and shall be entitled to rely on an opinion of counsel to the Borrower as to perfection of such security interest.

                 (d) Transfers and Other Liens. The Borrower shall not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to the Collateral Agent under this Agreement.

                 (e) No Waiver. Every right and remedy granted to the Collateral Agent under this Agreement or by law may be exercised by the Collateral Agent at any time and from time to time, and as often as the Collateral Agent may deem it expedient. Any and all of the Collateral Agent's rights with respect to the pledge of and security interest in the Account Collateral granted hereunder shall continue unimpaired, and the Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of the Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by the Collateral Agent in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by the Collateral Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon the Borrower by the Collateral Agent, shall constitute a waiver thereof, or limit, impair or prejudice the Collateral Agent's right, without notice or demand, to take any action against the Borrower or to exercise any other power of sale, option or any other right or remedy.

                 (f) Collateral Agent Appointed Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Collateral Agent as the Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Borrower with respect to the Account Collateral, and do in the name, place and stead of the Borrower, all such acts, things and deeds for and on behalf of and in the name of the Borrower with respect to the Account Collateral, which the Borrower could or might do or which the Lender may deem necessary or desirable to more fully vest in the Collateral Agent the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

                 (g) Continuing Security Interest; Termination. This Section
2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full by the Borrower of the Indebtedness. Upon payment in full by the Borrower of the Indebtedness, the Borrower shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and, upon written notification by the Lender to the Collateral Agent that the Indebtedness has been paid in full, the Collateral Agent shall release all Money held in any account held by the Collateral Agent and shall execute such instruments and documents as may be reasonably requested by the Borrower to evidence such termination and the release of the pledge and lien hereof; provided, however, that the Borrower shall pay on demand all of the Collateral Agent's expenses in connection therewith (including reasonable attorneys' fees and disbursements).

                 (h) Right of Set-off. The Collateral Agent waives any and all rights it may have at law or otherwise to set off or make any claim against the Account Collateral, except for the payment of the Collateral Agent's fees and expenses (including the reasonable fees and disbursements of the Collateral Agent's counsel) for the maintenance of the Account Collateral.

                 Section 2.14. Mortgage Recording Taxes. The Lien to be created by the Borrower Mortgage is intended to encumber the REO Property or Additional Mortgageable Collateral described therein in an amount equal to the Loan Amount. On the Closing Date, the Borrower shall, contemporaneously with filing the Borrower Mortgage, pay all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Borrower Mortgage.

                 Section 2.15. Extension Options. (a) Not later than the September, 1999 Payment Date, Borrower, at its option, may notify the Lender in writing that Borrower desires to extend the Maturity Date of the Loan to the Payment Date in November, 2000 from the Payment Date in November, 1999 (the "First Extension Date"). The Maturity Date shall be extended pursuant to Borrower's request, provided that the following conditions are satisfied as of the First Extension Date: (i) the Borrower shall have paid to the Lender the Extension Fee, (ii) no Event of Default shall have occurred and be continuing,
(iii) the Lender shall not have notified the Borrower that the Borrower does not meet the LTV Test on or prior to the October, 1999 Payment Date, and (iv) if required by Lender, Borrower shall have entered into an Extension Hedge Agreement and delivered to Lender a Hedge Assignment Agreement with respect thereto.

                 (b) Not later than the September, 2000 Payment Date, Borrower, at its option, may notify the Lender in writing that Borrower desires to extend the Maturity Date of the Loan to the Payment Date in November, 2001 from the Payment Date in November, 2000 (the "Second Extension Date"). The Maturity Date shall be extended pursuant to Borrower's request, provided that the following conditions are satisfied as of the Second Extension Date: (i) the Borrower shall have paid to the Lender the Extension Fee, (ii) no Event of Default shall have occurred and be continuing, (iii) the Lender shall not have notified the Borrower that the Borrower does not meet the LTV Test on or prior to the October, 2000 Payment Date, and (iv) if required by Lender, Borrower shall have entered into an Extension Hedge Agreement and delivered to Lender a Hedge Assignment Agreement with respect thereto.

                 Section 2.16.  General Collateral Agent Provisions.

                 (a) Appointment. The Lender hereby designates and appoints LaSalle National Bank, as the Collateral Agent of the Lender under this Agreement and authorizes LaSalle National Bank, as the Collateral Agent for the Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Custodial Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

                 (b) Collateral Agent's Right to Perform. If the Borrower fails to perform any covenant or obligation contained herein after the expiration of any applicable notice and cure periods and such failure shall continue for a period of five Business Days after the Borrower's receipt of written notice thereof from the Collateral Agent, the Collateral Agent may, but shall





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have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable fees and expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower to the Collateral Agent upon demand. Notwithstanding the foregoing, the Collateral
Agent shall have no obligation to send written notice to the Borrower of any such failure unless directed in writing to do so by the Lender, except that the Collateral Agent shall not have the right set forth in this Section 2.16(b) to perform unless such written notice has been sent to the Borrower.

                 (c) Standard of Care. Beyond the exercise of reasonable care in the custody or disbursements thereof and the duty to act in accordance with the terms of this Agreement, the Collateral Agent shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of the Collateral Agent, or the preservation of rights against any Person or otherwise with respect thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment in accordance with the Accepted Practices.

                 (d) Exculpatory Provisions. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be responsible in any manner to the Lender for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Note or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Lender to ascertain or to inquire as to the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. The Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction of the Borrower and/or the Lender, it being understood and agreed that the Collateral Agent's duties hereunder shall be wholly ministerial in nature and the Collateral Agent shall not be responsible for calculating any financial ratios or generating any reports for the Lender. The Collateral Agent shall not be under any obligation or duty to perform any act which, in the Collateral Agent's sole reasonable judgment, could involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies, unless the Lender or the Borrower, as the case may be, shall have offered to the Collateral Agent reasonable security or indemnity against such expense, liability, suit or advance.

                 (e) Indemnification. The Borrower shall indemnify and hold the Collateral Agent, and its agents, employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Collateral Agent in connection with the transactions contemplated hereby, excluding any loss, cost or damage arising as a result of Collateral Agent's failure to adopt and follow Accepted Practices, bad faith, willful misconduct or violation of applicable law. The indemnification set forth in this paragraph shall survive the satisfaction and payment of the Indebtedness and the termination of this Agreement.

                 (f) Collateral Agent's Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons pursuant to the terms hereof and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of the Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Lender as it deems appropriate or it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender and all future holders of the Note.

                 (g) Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has received written notice from the Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Lender, including any action under this Agreement.

                 (h) Non-Reliance on Collateral Agent. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to the Lender and no act by the Collateral Agent hereinafter taken (including any review of the affairs of the Borrower) shall be deemed to constitute any representation or warranty by the Collateral Agent to the Lender. Except for notices, reports and other documents expressly required to be furnished to the Lender by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 (i) Removal and Resignation. The Collateral Agent shall have the right to resign as collateral agent hereunder and each of the Lender and the Borrower shall have the right to remove the Collateral Agent as collateral agent hereunder, in each case upon 30 days' notice to the other parties to this Agreement. In the event of such resignation, the Lender, or in the event of such removal, the party initiating the removal shall appoint a successor Collateral Agent with the consent of the Borrower in the case of a resignation or the consent of the party not initiating the removal, in the case of a removal (in any such case, such consent not to be unreasonably withheld or delayed). No such removal of or resignation by the Collateral Agent shall become effective until a successor Collateral Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of the Collateral Agent hereunder. If no such successor Collateral Agent is appointed within 60 days after receipt of the resigning Collateral Agent's notice of resignation or removal, the resigning Collateral Agent may petition a court for the appointment of a successor Collateral Agent. In connection with any removal of or resignation by the Collateral Agent, (A) the removed or resigning Collateral Agent shall (1) duly assign, transfer and deliver to the successor Collateral Agent this Agreement and all Money and Permitted Investments held by it hereunder, (2) execute such financing statements and other instruments as may be necessary to assign to the successor Collateral Agent the security interest existing in favor of the retiring Collateral Agent hereunder, and to otherwise give effect to such succession and (3) take such other actions as may be reasonably required by the Borrower, the Lender or the successor Collateral Agent in connection with the foregoing and (B) the successor Collateral Agent shall establish in its name, as agent for Lender, as secured party, a Collection Account and any other accounts established pursuant to the terms of this Agreement.

                 (j) Individual Capacity. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate, as though the Collateral Agent were not the Collateral Agent hereunder, or under the other Loan Documents.

                 Section 2.17 Reserve Account; Expense Account. (a) Purpose. On or before the Closing Date, the Borrower shall establish and maintain with the Collateral Agent an account which shall be an Eligible Account and shall be designated the Reserve Account (the "Reserve Account") for the benefit of the Lender until the Loan is paid in full. The Reserve Account shall be an Eligible Account and shall be comprised of four sub-accounts: the "Capital Expenditure Reserve Sub-Account", the "Interest Reserve Sub-Account", the "Tax and Insurance Escrow Sub-Account" and the "Post-Closing Items Reserve Sub-Account"; provided, however, that the Borrower and the Collateral Agent shall not be required to establish the Capital Expenditure Reserve Sub-Account, the Interest Reserve Sub-Account or the Tax and Insurance Escrow Sub-Account until the second Business Day after the Lender notifies the Borrower and the Collateral Agent for the first time that the Borrower is not in compliance with the LTV Test.

                 (b) Capital Expenditure Reserve Sub-Account. If the Borrower is not in compliance with the LTV Test, pursuant to Section 2.12(b)(iii), the Borrower shall deposit in the Capital Expenditure Reserve Sub-Account on each Payment Date, the amount referred to in clause eighth of Section 2.12(b)(iii). Any and all Moneys remitted to the Capital Expenditure Reserve Sub-Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the terms of this Agreement, shall be held in the Capital Expenditure Reserve Sub-Account and shall be withdrawn by the Collateral Agent promptly upon written request of Borrower to pay or reimburse any Re-Leasing Costs, Replacement Reserve Costs and/or Capital Improvement Costs that are in progress or have been completed by Borrower. Not less than three Business Days prior to Borrower's delivery of a request to the Collateral Agent to withdraw any funds from the Capital Expenditure Reserve Sub-Account, Borrower shall provide the Lender with written notice (with a copy to the Collateral Agent) of such request (including therein a statement of the purpose for the withdrawal; a cross-reference, if applicable, to the Engineering Report, Environmental Report or approved Operating Budget and copies of invoices and other materials demonstrating the work done in connection with the Re-Leasing Costs, Replacement Reserve Costs and/or Capital Improvement Costs for which reimbursement or payment is sought by Borrower). With respect to any proposed Capital Improvements Costs not identified in the Engineering Reports, Environmental Reports or the

Operating Budget, Borrower may submit to the Lender and the Collateral Agent an Officer's Certificate specifying in reasonable detail the Capital Improvement Costs that Borrower desires to pay, or cause to be paid from the Capital Expenditure Reserve Sub-Account, and, within five (5) Business Days of the receipt of such Officer's Certificate, the Lender shall deliver to Borrower and the Collateral Agent a written statement that sets forth the Capital Improvement Costs that were specified in such Officer's Certificate which have been approved by the Lender, such approval not to be unreasonably withheld. In the event the Borrower funds the Capital Expenditure Reserve Sub-Account while out of compliance with the LTV Test and subsequently achieves compliance with the LTV Test, the Lender and the Collateral Agent shall promptly release to the Borrower all amounts on deposit therein. In the event Borrower elects not to withdraw all amounts on deposit in the Capital Expenditure Reserve Sub-Account and satisfies the outstanding Indebtedness in full, the Lender and the Collateral Agent shall release any and all amounts remaining on deposit in the Capital Expenditure Reserve Sub-Account to Borrower on the Payment Date on which the outstanding Indebtedness is repaid in full.

                 (c) Interest Reserve Sub-Account. If the Borrower is not in compliance with the LTV Test, pursuant to Section 2.12(b)(iii), the Borrower shall deposit in the Interest Reserve Sub-Account on each Payment Date an amount satisfactory to Lender; provided, however, that the amount required to be on deposit in the Interest Reserve Sub-Account as of any Payment Date shall not exceed two months interest on the outstanding Principal Indebtedness (taking into account principal payments made on such Payment Date) at the interest rate payable on the Note for the succeeding Interest Accrual Period. Any and all Moneys remitted to the Interest Reserve Sub-Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the terms of this Agreement shall be held in the Interest Reserve Sub-Account and shall be withdrawn by the Collateral Agent promptly upon written request of Borrower to pay interest on the Loan. In the event Borrower funds the Interest Reserve Sub-Account while out of compliance with the LTV Test and subsequently achieves compliance with the LTV Test or does not withdraw all amounts on deposit in the Interest Reserve Sub-Account and satisfies the outstanding Indebtedness in full, the Lender and the Collateral Agent shall release any and all amounts on deposit in the Interest Reserve Sub-Account to Borrower on the Business Day on which the Borrower complies with the LTV Test or on which the outstanding Indebtedness is repaid in full.

                 (d) Tax and Insurance Escrow Sub-Account. If the Borrower is not in compliance with the LTV Test, pursuant to Section 2.12(b)(iii), the Borrower shall deposit in the Tax and Insurance Escrow Sub-Account on each Payment Date, the amount referred to in clause sixth of Section 2.12(b)(iii). Any and all Moneys remitted to the Tax and Insurance Escrow Sub-Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement, shall be held in the Tax and Insurance Escrow Sub-Account and shall be withdrawn by the Collateral Agent promptly upon written request of Borrower to pay Basic Carrying Costs. Not less than three Business Days prior to Borrower's delivery of a request to the Collateral Agent to withdraw any funds from the Tax and Insurance Escrow Sub-Account, Borrower shall provide the Lender with written notice (with a copy to the Collateral Agent) of such request (including therein a statement of the purpose for the withdrawal and copies of invoices and other materials relating to such Impositions and insurance premiums). In the event Borrower funds the Tax and Insurance Escrow Sub-Account while out of compliance with the LTV Test and subsequently achieves compliance with the LTV Test or elects not to withdraw all amounts on deposit in the Tax and Insurance Escrow Sub-Account and satisfies the outstanding Indebtedness in full, the Lender and the Collateral Agent shall release any and all amounts on deposit in the Tax and Insurance Escrow Sub-Account to Borrower on the Business Day on which the Borrower complies with the LTV Test or the Payment Date on which the outstanding Indebtedness is repaid in full.

                 (e) Post-Closing Items Reserve Sub-Account. On the Closing Date, Lender shall deposit in the Post-Closing Items Reserve Sub-Account out of the proceeds of the Loan an amount equal to $2,000,000. Any and all Moneys remitted to the Post-Closing Items Reserve Sub-Account together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement shall be held in the Post-Closing Items Reserve Sub-Account and shall be withdrawn by the Collateral Agent (i) after the Collateral Agent has received written notice from the Lender that an Event of Default has occurred and is continuing and the Indebtedness has been accelerated, promptly upon written request of Lender to pay the Principal Indebtedness or (ii) upon written request of the Borrower to pay the Principal Indebtedness. In the event (1) the Borrower notifies the Lender in writing that the Borrower has fulfilled each affirmative covenant set forth in Section 5.1(BB) (including therein reasonable supporting documentation), and the Lender concurs with such fulfillment, or (2) after the Transfer of each Asset or Additional Collateral that was the subject of an affirmative covenant set forth in Section 5.1(BB) or the resolution of such affirmative covenant in a manner acceptable to Lender, the Lender elects to release the funds on deposit in the Post-Closing Items Reserve Sub-Account, the Lender and the Collateral Agent shall release any and all amounts remaining on deposit in the Post-Closing Items Reserve Sub-Account to Borrower. In the event all amounts on deposit in the Post-Closing Items Reserve Sub-Account are not withdrawn and the Borrower satisfies the outstanding Indebtedness in full, the Lender and the Collateral Agent shall release any and all amounts remaining on deposit in the Post-Closing Items Reserve Sub-Account to Borrower on the Payment Date on which the outstanding Indebtedness is repaid in full.

                 (f) Expense Account. Upon receipt of written notice from the Lender that the Borrower is not in compliance with the LTV Test, the Borrower shall establish and maintain with the Collateral Agent an account which shall be an Eligible Account and shall be designated the Expense Account (the "Expense Account") for the benefit of the Lender until the Loan is paid in full. If the Borrower is not in compliance with the LTV Test, pursuant to Section 2.12(b)(iii), the Borrower shall deposit in the Expense Account on each Payment Date an amount equal to the amount of Property Expenses (other than Basic Carrying Costs) shown on the current Operating Budget for the calendar month immediately following the calendar month in which such Payment Date occurs. Any and all Moneys remitted to the Expense Account together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the terms of this Agreement, shall be held in the Expense Account and shall be withdrawn by the Collateral Agent promptly upon written request of Borrower to pay or reimburse (i) any Property Expenses (other than Basic Carrying Costs) shown on the Operating Budget, currently due to be paid and not previously paid or reimbursed and (ii) any Property Expenses (other than Basic Carrying Costs) not shown on the Operating Budget but approved by Lender in writing for payment or reimbursement. In the event Borrower funds the Expense Account while out of compliance with the LTV Test and subsequently achieves compliance with the LTV Test or does not withdraw all amounts on deposit in the Expense Account and satisfies the outstanding Indebtedness in full, the Lender and the Collateral Agent shall release any and all amounts on deposit in the Expense

Account to Borrower on the Business Day on which the Borrower complies with the LTV Test or on which the outstanding Indebtedness is repaid in full.

                 (g) Investment of Funds. All or a portion of any Moneys in the Reserve Account and the Expense Account shall be invested and reinvested, so long as the Collateral Agent has not received written notice from the Lender that an Event of Default has occurred and is continuing, by the Collateral Agent in accordance with written instructions delivered by Borrower, or after the Collateral Agent has received written notice from the Lender that an Event of Default has occurred and is continuing, by the Lender, in one or more Permitted Investments. So long as the Collateral Agent has not received written notice from the Lender that an Event of Default has occurred and is continuing, all such Permitted Investments shall be made in the name of the Borrower, and after the Collateral Agent has received written notice from the Lender that an Event of Default has occurred and is continuing, all such Permitted Investments shall be made in the name of the Lender or as otherwise directed by the Lender. Borrower or the Lender, as applicable, shall cause all income or other gain from investments of Money held in the Reserve Account or the Expense Account to be deposited in the Reserve Account or the Expense Account, as applicable, immediately upon receipt and any loss resulting from such investments shall be charged to the Reserve Account or the Expense Account, as applicable. Borrower shall include all such income or gain on the Reserve Account and the Expense Account as income of Borrower for federal and applicable state tax purposes.

                 (h) Event of Default. After the Collateral Agent has received written notice from the Lender that an Event of Default has occurred and is continuing and the Indebtedness has been accelerated, the Borrower shall not be permitted to make any withdrawals from the Reserve Account or the Expense Account without the prior written consent of the Lender and the Lender may liquidate any Permitted Investments of the amount on the deposit in the Reserve Account and the Expense Account and use such amounts in immediately available funds to make payments on account of the Loan in accordance with the priorities set forth in Section 2.8.

                 Section 2.18 Special Purpose Entity Successor. The Borrower shall have a one-time right exercisable at any time during the term of this Agreement (the "SPE Option") to Transfer all of its right, title and interest in, to and under the Assets and the Additional Collateral (the "SPE Transfer") to a newly formed Special Purpose Entity (the "SPE Borrower") upon not less than 15 Business Days' irrevocable written notice to Lender of Borrower's election to exercise the SPE Option; provided, however, that no SPE Transfer shall occur unless Borrower shall have submitted the formation and organizational documents of such Special Purpose Entity to Lender for Lender's approval and Lender shall have approved such formation and organizational documents. Concurrently with Borrower's exercise of the SPE Option, Borrower shall deliver an Officer's Certificate with respect to the SPE Borrower, containing the following representations:

                  (i) The SPE Borrower at all times since its formation has been a duly formed and existing corporation, limited partnership or limited liability company, as applicable, under the laws of the state of its formation, and a Single-Purpose Entity. The SPE Borrower is duly qualified as a foreign corporation, limited liability company or limited partnership in the other jurisdictions in which the Mortgaged Property, REO Property or Additional Mortgageable Collateral is located.

                 (ii) The SPE Borrower at all times since its formation has complied with the provisions of its formation and organizational documents and the laws of the state of its formation relating to corporations, limited partnerships or limited liability companies, as applicable.

                (iii) All customary formalities regarding the corporate, limited partnership or limited liability company existence of the SPE Borrower have been observed at all times since its formation.

                 (iv) The SPE Borrower has at all times since its formation accurately maintained its financial statements, accounting records and other corporation, limited partnership or limited liability company (as applicable) documents separate from those of its shareholders, members or constituent partners (as applicable), Affiliates of its shareholders, members or constituent partners (as applicable) and any other Person. The SPE Borrower has not at any time since its formation commingled its assets with those of its shareholders, members or constituent partners (as applicable), any Affiliates of its shareholders, members or constituent partners (as applicable), or any other Person. The SPE Borrower has at all times since its formation accurately maintained its own bank accounts and separate books of account.

                  (v) The SPE Borrower has at all times since its formation paid its own liabilities from its own separate assets.

                 (vi) The SPE Borrower has at all times since its formation identified itself in all dealings with the public, under the SPE Borrower's own name and as a separate and distinct entity. The SPE Borrower has not at any time since its formation identified itself as being a division or a part of any other entity. The SPE Borrower has not at any time since its formation identified its members or constituent partners (as applicable) or any Affiliates of its shareholders, members or constituent partners (as applicable) as being a division or part of the SPE Borrower.

                (vii) The SPE Borrower has been at all times since its formation adequately capitalized in light of the nature of its business.

               (viii) The SPE Borrower has not at any time since its formation assumed or guaranteed the liabilities of its shareholders, members or constituent partners, as applicable (or any predecessor corporation, partnership or limited liability company), any Affiliates of its shareholders, members or constituent partners (as applicable), or any other Persons, except for liabilities relating to the Assets or Additional Collateral and except as permitted by or pursuant to this Agreement. The SPE Borrower has not at any time since its formation acquired obligations or securities of its shareholders, members or constituent partners, as applicable (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its shareholders, members or constituent partners (as applicable). The SPE Borrower has not at any time since its formation made loans to its members or constituent partners, as applicable (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its shareholders, members or constituent partners (as applicable).

                 (ix) The SPE Borrower has not at any time since its formation entered into and was not a party to any transaction with its members or constituent partners, as applicable (or any predecessor corporation, partnership or limited liability company) or any Affiliates of its shareholders, members or constituent partners (as applicable), except for in the ordinary course of business of the SPE Borrower on terms which are no less favorable to SPE Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

If Borrower properly exercises the SPE Option, then, on the date on which the SPE Transfer occurs, (a) Borrower shall assign to the SPE Borrower, and the SPE Borrower shall assume from the Borrower, in writing, all of Borrower's rights and obligations under this Agreement, the Note and the Loan Documents, (b) Borrower and SPE Borrower shall execute, deliver, acknowledge and record or file, as appropriate, all necessary documents to ensure the maintenance of Lender's first priority Liens on and security interest in the Collateral, and
(c) Borrower and the SPE Borrower shall take such other actions and execute, deliver and acknowledge such other documents as necessary to give effect to SPE Borrower's succession to Borrower's right, title, interest and obligations in, to and under the Assets, the Additional Collateral, this Agreement and the other Loan Documents.


                                  ARTICLE III

                              CONDITIONS PRECEDENT

                 Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall become effective and the Lender shall be obligated to fund the Loan on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) (the "Closing Date"):

                 (A) Loan Agreement. The Borrower shall have executed and delivered this Agreement to the Lender.

                 (B) Note. The Borrower shall have executed and delivered to the Lender the Note.

                 (C) Borrower Mortgage; Assignment of Rents and Leases. The Borrower shall have executed and delivered to the Lender the duly executed Borrower Mortgage in recordable form with respect to each REO Property and Additional Mortgageable Collateral and such Borrower Mortgage shall have been filed of record in the appropriate filing office in the jurisdiction in which the related REO Property or Additional Mortgageable Collateral is located or irrevocably delivered to a title agent for such recordation. The Borrower shall have executed and delivered to the Lender the Assignments of Rents and Leases in recordable form.

                 (D) Collateral Assignments of Mortgage. With respect to each Mortgage Loan, the Borrower shall have executed and delivered to the Lender a Collateral Assignment of Mortgage.

                 (E) Contract Assignment. The Borrower shall have executed and delivered to the Lender a Contract Assignment with respect to each REO Property and Additional Mortgageable Collateral being financed.

                 (F) Custodial Agreement, Assignment of Participation Interest and Intercreditor Agreement. The Lender shall have received the executed Custodial Agreement, Assignment of Participation Interest and Intercreditor Agreement.

                 (G) Aircraft Distribution Assignment. The Borrower shall have delivered to the Lender the executed Aircraft Distribution Assignment.

                 (H) Opinions of Counsel. The Lender shall have received from Trenam Kemker Scharf Barkin Frye O'Neill & Mullis, counsel to the Borrower, its legal opinions in substantially the form attached hereto as Exhibit F-1 as to corporate and security interest matters, the enforceability of the Borrower Mortgage and certain other real estate matters. The Lender shall have received from Ungaretti & Harris, outside counsel to the Collateral Agent, and from in-house counsel to the Collateral Agent, their legal opinions substantially in the form attached hereto as Exhibit F-2 with respect to corporate matters. Each such legal opinion shall be addressed to the Lender and, as applicable, the Collateral Agent or the Borrower, dated the Closing Date, and in form and substance satisfactory to Lender and its counsel.

                 (I) Organizational Documents. The Lender shall have received with respect to Borrower its certificate of incorporation, as amended, modified or supplemented to the Closing Date, as filed with the Secretary of State in the jurisdiction of organization and in effect on the Closing Date and certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 10 days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which Borrower is required to be qualified to transact business.

                 (J) Certified Resolutions, etc. The Lender shall have received a certificate of the secretary or assistant secretary of Borrower dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the Loan Documents to which the Borrower is a party,
(ii) the certificate of incorporation and by-laws of the Borrower, in each case, as in effect on the Closing Date, and (iii) the resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance of the Loan Documents.

                 (K) Financing Statements. The Borrower shall have executed and delivered to Lender all financing statements specified on Exhibit H attached hereto and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

                 (L) Lien Search Reports. The Lender shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), tax lien and judgment searches conducted by a search firm acceptable to the Lender with respect to the Collateral and the Borrower, such searches to be conducted in each of the locations set forth on Exhibit I attached hereto.

                 (M) Insurance. The Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each of the REO Properties and the Additional Mortgageable Collateral of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Borrower Mortgage. Such certificates shall indicate that the Lender and the Collateral Agent are named additional insureds as their interests may appear and shall contain a loss payee endorsement in favor of the Lender and the Collateral Agent with respect to the property policies required to be maintained under the Borrower Mortgage.

                 (N) Title Insurance Policy. The Lender shall have received a marked commitment (in form and substance satisfactory to Lender) to issue the Title Insurance Policy in respect of each REO Property and the Additional Mortgageable Collateral with the amount of the insurance reasonably acceptable to the Lender subject only to such exceptions as are satisfactory to Lender for each REO Property and the Additional Mortgageable Collateral.

                 (O) Environmental Matters. The Lender shall have received an Environmental Report prepared by an Environmental Auditor with respect to each of the Assets, which Environmental Report shall be acceptable to the Lender.

                 (P) Consents, Licenses, Approvals, etc. The Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                 (Q) Survey. The Lender shall have received the Survey with respect to each REO Property and Additional Mortgageable Collateral which shall be in form and substance satisfactory to Lender.

                 (R) Engineering Report. The Lender shall have received the Engineering Report with respect to the REO Properties prepared by the Engineer, which Engineering Report shall be acceptable to Lender.

                 (S) Closing Statement. The Lender shall have received a detailed closing statement from the Borrower in a form acceptable to the Lender, which includes a complete description of the Borrower's sources and uses of funds on the Closing Date.

                 (T) Site Inspection. The Lender shall have performed, or caused to be performed on its behalf, an on- site due diligence review of each Asset and Additional Collateral satisfactory to Lender in its sole discretion.

                 (U) No Default or Event of Default. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

                 (V) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

                 (W) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct on such date both before and after giving effect to the making of the Loan.

                 (X) Financial Information. The Lender shall have received acceptable financial information relating to the Assets and Additional Collateral owned by the Borrower. Such information shall include the following, to the extent reasonably available:

                  (i) operating statements for the current year (including actual to date information, an annual budget and trailing twelve month data in hard copy and on diskette) and for not less than the two preceding years (including tenant improvements costs, leasing commissions, capital reserves, major repairs, replacement items and occupancy rates in hard copy and on diskette),

                 (ii) copies of Leases with respect to tenants occupying more than 10% of the rentable square footage of any of the Mortgaged Properties, the REO Properties or the Additional Mortgageable Collateral or contributing more than 10% of the revenue for any of the Mortgaged Properties, the REO Properties or the Additional Mortgageable Collateral, a copy of the standard lease form and tenant lease abstracts, if available,


                (iii) property rent roll data, for the current year and for not less than the two preceding years, on a tenant by tenant basis in hard copy and on diskette (including name, square footage, lease term, expiration date, renewal options, base rent per square foot, sales volume psf, percentage rent terms, additional rent clauses (including stops, offsets, and other special provisions), escalation clauses for increase in operating expense, maintenance, insurance, real estate taxes and utilities, assignment, sublet and cancellation provisions and purchase options),

                 (iv) current prospective property leasing information (including asking rent rates for available space, amount of current vacant space out for signature and under negotiation, typical tenant improvement cost per square foot (new versus renewal) and leasing concessions (free rent), leasing commissions (new versus renewal) and historical turnover ratio),

                  (v) current real estate tax bills and historical real estate tax bills of record for the Mortgaged Properties, the REO Properties and the Additional Mortgageable Collateral for not less than the two preceding years,

                 (vi) insurance certificates indicating the type and amount of coverage, and

                (vii) the most recent annual consolidated financial statements and unaudited quarterly consolidated financial statements of the Borrower.





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





The annual consolidated financial statements relating to the Mortgaged Properties, the REO Properties or the Additional Collateral shall be either (x) audited by a "Big Six" accounting firm or another firm of certified public accountants acceptable to the Lender in its sole discretion or (y) done in accordance with agreed upon procedures acceptable to the Lender to be performed by a "Big Six" accounting firm or another firm of certified public accountants acceptable to the Lender in its sole discretion to create similar information; provided, that if the Mortgaged Properties, the REO Properties or the Additional Collateral were not audited, but the operations of the Mortgaged Properties, the REO Properties or the Additional Collateral were included in the audited financial statements of another entity, a certification from the certified public accounting firm which performed the audit to the effect that the financial statements of the Mortgaged Properties, the REO Properties or the Additional Collateral, as applicable, are consistent with the financial statements of the Mortgaged Properties, the REO Properties or the Additional Collateral, as applicable, included in the audited consolidated financial statements of such entity is acceptable in lieu of audited financial statements for the Mortgaged Properties, the REO Properties or the Additional Collateral.

                 (Y) Pro-Forma Financial Statement. The Lender shall have received (i) the initial pro forma financial statement for each REO Property and Additional Mortgageable Collateral for the following twelve months (including on an annual and monthly basis a break-down of projected revenues and Property Expenses and a budget of Capital Improvement Costs), (ii) a financial statement that forecasts projected revenues and operating expenses for not less than three to five years (including the assumptions used in such forecast), and (iii) any local office and industrial market study and/or research and demographics report prepared for the Borrower and/or commercially available.

                 (Z) Additional Real Estate Matters. The Lender shall have received such other real estate related certificates and documentation relating to each REO Property and Additional Mortgageable Collateral as may have been reasonably requested by Lender. Such documentation shall include the following, to the extent reasonably available:

                  (i) certificates of occupancy issued by the appropriate local Governmental Authority of the jurisdiction in which the REO Property or the Additional Mortgageable Collateral is located,

                 (ii) letters from the appropriate local Governmental Authority of the jurisdiction in which the REO Property or the Additional Mortgageable Collateral is located, certifying that such REO Property or Additional Mortgageable Collateral is in compliance with all applicable zoning laws, rules and regulations, or a zoning endorsement to the applicable Title Insurance Policy with respect to such REO Property or Additional Mortgageable Collateral or an opinion of zoning counsel to such effect,

                (iii) abstracts of all Leases in effect at the REO Property or the Additional Mortgageable Collateral and copies of such of the Leases as Lender may request (in addition to the copies delivered above), and

                 (iv) graphics (including interior and exterior photographs and rental brochures).

                 (AA) Transaction Costs. The Borrower shall have paid all Transaction Costs for which bills have been submitted in accordance with the provisions of Section 8.23.

                 (BB) Additional Matters. The Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by the Lender. All corporate and other proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to the Lender.

                 Section 3.2. Form of Loan Documents and Related Matters. The Note and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Lender, and shall be satisfactory in form and substance to the Lender in its sole discretion (unless the form thereof is prescribed herein).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 Section 4.1. Representations and Warranties of Borrower. The Borrower represents and warrants that, as of the Closing Date:

                 (A) Organization. The Borrower (i) is a duly organized and validly existing Florida corporation in good standing under the laws of the State of Florida, (ii) has the requisite corporate power and authority to own its properties (including, without limitation, the Assets and the Additional Collateral) and to carry on its business as now being conducted and is qualified to do business in the jurisdictions in which any of the Mortgaged Properties, REO Properties or Additional Collateral are located, and (iii) has the requisite corporate power to execute and deliver, and perform its obligations under, this Agreement, the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage and all of the other Loan Documents to which it is a party.

                 (B) Authorization; No Conflict; Consents and Approvals. The execution and delivery by the Borrower of this Agreement, the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage and each of the other Loan Documents, the Borrower's performance of its obligations hereunder and thereunder and the creation of the security interests and Liens provided for in this Agreement and the other Loan Documents to which it is a party (i) have been duly authorized by all requisite corporate action on the part of the Borrower,
(ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, Borrower's organizational documents or any indenture or material agreement or other instrument to which the Borrower is a party or by which the Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, the Borrower is not required to obtain any consent, approval or authorization from, or to file any





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




declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note, the Borrower Mortgage or the other Loan Documents executed and delivered by the Borrower on or prior to the Closing Date.

                 (C) Enforceability. This Agreement, the Note, the Borrower Mortgage and each other Loan Document executed by the Borrower in connection with the Loan (including, without limitation, any Collateral Security Instrument), is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. This Agreement, the Note, the Borrower Mortgage and such other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by the Borrower (including the defense of usury), nor will the operation of any of the terms of this Agreement, the Note, the Borrower Mortgage and such other Loan Documents, or the exercise of any right thereunder, render the Borrower Mortgage unenforceable against the Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by the Borrower, including the defense of usury, and the Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                 (D) Litigation. Except as disclosed in writing to Lender, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the best knowledge of the Borrower, threatened against the Borrower or any of the Mortgaged Properties, REO Properties or Additional Collateral that are reasonably likely to result in a Material Adverse Effect.

                 (E) Agreements. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which the Borrower or any Mortgaged Property, REO Property or Additional Collateral is bound which default is reasonably likely to result in a Material Adverse Effect. The Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect.

                 (F) No Bankruptcy Filing. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. The Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

                 (G) Solvency. Giving effect to the transactions contemplated hereby, the fair market value of the Borrower's assets exceeds and will, immediately following the making of the Loan, exceed the Borrower's total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent liabilities). The fair market value of the Borrower's assets is and will, immediately following the making of the Loan, be greater than the Borrower's probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). The Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent





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Liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Borrower).

                 (H) Other Debt. Except for the debt permitted under Section 6.1(C), the Borrower has not borrowed or received other debt financing secured by the Assets and the Additional Collateral or any part thereof.

                 (I) Full and Accurate Disclosure. No statement of fact made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which is likely to result in a Material Adverse Effect.

                 (J) Financial Information. All financial data concerning the Borrower and the Assets and the Additional Collateral that has been delivered by the Borrower to Lender is true, complete and correct in all material respects (subject to any formatting changes resulting from the merger described in the following sentence). Since the delivery of such data, except as otherwise disclosed in writing to Lender (including, without limitation, as contemplated by the Distribution Agreement and the merger of the Borrower with certain of its Affiliates, pursuant to which the Borrower is the surviving corporation), there has been no change in the financial position of the Borrower or the Assets and the Additional Collateral, or in the results of operations of the Borrower, which change is reasonably likely to result in a Material Adverse Effect. The Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might have a Material Adverse Effect on its business operations or the Assets and the Additional Collateral.

                 (K) Investment Company Act; Public Utility Holding Company Act. The Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                 (L) Use of Proceeds; Margin Regulations. The Borrower will use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

                 (M) No Prior Assignment. The Lender is the assignee of the Borrower's interest under the Leases. There are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

                 (N) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

                 (O) Intellectual Property. All material trademarks, trade names and service marks that the Borrower owns or has pending are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of the Borrower as presently conducted or as the Borrower contemplates conducting its business. To the best knowledge of the Borrower, the Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. There is no infringement by others of material trademarks, trade names and service marks of the Borrower.

                 (P) Plans and Welfare Plans. The assets of the Borrower are not treated as "plan assets" under regulations currently promulgated under ERISA. Each Plan and each Multiemployer Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under Section 5.1(U)(i). Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan. No event has occurred, and there exists no condition or set of circumstances, in connection with any Plan or Welfare Plan under which the Borrower or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of the Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance or (iii) severance benefits.

                 (Q) Location of Chief Executive Offices. The location of the Borrower's principal place of business and chief executive office is One Progress Plaza, St. Petersburg, Florida 33701.

                 (R) Not Foreign Person. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                 (S) Labor Matters. The Borrower is not a party to any collective bargaining agreements.

                 Section 4.2. Representations and Warranties as to the Mortgage Loans. The Borrower hereby represents and warrants to the Lender that, as to each Mortgage Loan, as of the Closing Date, other than as set forth in the Exception Report:

                 (A)  Asset Schedule.  The information set forth on the Asset
Schedule is complete, true and correct in all material respects.

                 (B) Owner of Mortgage Loan. The Borrower is the sole owner and holder of the Mortgage Loan (or in the case of the Mortgage Loans designated as "Madison" and "Continuum" on the Asset Schedule, a participation interest therein) free and clear of any and all Liens, claims, participations or contingent interests, shared appreciation features, equities, pledges, charges or security interests of any nature.

                 (C) Modifications. The terms of the Mortgage Note and the Mortgage have not been altered, modified or waived in any material respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Lender and which has been delivered as part of the Pledge Documents to the Lender. The Asset Schedule reflects all such alterations, modifications and waivers with respect to the information set forth on the Asset Schedule.

                 (D) Taxes, Assessments, etc; No Advances. All real estate taxes, governmental assessments on real estate, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Borrower nor any Affiliate thereof has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor or an Affiliate thereof, directly or indirectly, for the payment of any amount of principal or interest required by the Mortgage.

                 (E) Proceedings. There is no proceeding pending or, to the actual knowledge of the Borrower, threatened for the total or partial condemnation of the Mortgaged Property.

                 (F) Enforceability; No Bankruptcy. The Mortgage Note, the related Mortgage, any guarantees delivered in connection with the making of the related Mortgage Loan and, in the case of the Mortgage Loan designated as "Life Care" on the Asset Schedule, the purchase option provided for in the loan documentation are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to the provisions of bankruptcy, insolvency, reorganization or moratorium, or laws relating to or affecting the rights of creditors generally, and principles of equity, whether considered at law or in equity. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

                 (G) Future Advances. The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid or capitalized, and the Mortgagor is not entitled to any refund of any amounts paid under the Mortgage Note or Mortgage.

                 (H) Title Policy. Each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or such other generally acceptable form of policy in the jurisdiction where the Mortgaged Property is located, issued by Commonwealth Land Title Company, Chicago Title Insurance Corporation, First American Title Insurance Company or other title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower (or in the case of the Mortgage Loans designated as

"Madison" and "Continuum" on the Asset Schedule, Madison Savings and Loan Association or Borrower and Xerox Credit Corporation, respectively), its respective successors and assigns, as to the first (or in the case of the Lakeport Phase II independent living facility portion of the Mortgaged Property related to the Mortgage Loan designated as "Life Care" on the Asset Schedule, third) priority lien of the Mortgage, in an amount equal to or exceeding the outstanding principal balance of the Mortgage Loan, subject to the Permitted Encumbrances. Except for the Mortgage Loans designated as "Madison" and "Continuum" on the Asset Schedule, the Borrower (or a predecessor in interest to the Borrower) is the sole named insured of such mortgagee title insurance policy, the assignment to the Lender of the Borrower's (or such predecessor's) interest in such mortgagee title insurance policy does not require the consent of or notification to the insurer, and such mortgagee title insurance policy is in full force and effect. No claims have been made under such mortgagee title insurance policy by any prior holder of the related Mortgage. No claims have been made under such mortgagee title insurance policy by the Borrower, and the Borrower has not done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy.

                 (I) Defenses. No action of the Borrower has caused the Mortgage Loan to be subject to any valid right of rescission, set-off, counterclaim or defense (including the defense of usury), nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury), and no such valid right of rescission, set-off, counterclaim or defense has been asserted in writing with respect thereto.

                 (J) Ground Leases. Other than the Mortgaged Properties related to the Mortgage Loans identified on the Asset Schedule as "Madison Building", "Plaza Del Rio", and "Vine Street-Olympia" and "Vine Street-Town Square" (in the case of each "Vine Street" Mortgaged Property, with respect to the parking annex only), no Mortgage Loan is secured by a mortgage on a leasehold interest. With respect to any Mortgage Loan that is secured in whole or material part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (in each case, a "Ground Lease"):

                  (i) such Ground Lease or memorandum thereof or a separate agreement signed by the applicable lessor has been duly recorded; such Ground Lease by its terms permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordations;

                 (ii) such Ground Lease is not subject to any Liens or encumbrances other than the related Mortgage, subject to the Permitted Encumbrances;

                (iii) such Ground Lease is in full force and effect and no default has occurred and is continuing under such Ground Lease;

                 (iv) the related leasehold Mortgage conforms and complies with such Ground Lease, does not constitute a violation or default under the Ground Lease, and is and shall at all times constitute a valid Lien (subject only to Permitted Encumbrances) on Mortgagor's interest in and under the Ground Lease;

                  (v) the Ground Lease grants any leasehold mortgagee standard protections necessary to protect the security of a leasehold mortgagee (including the right of the leasehold mortgagee to receive notice of lessee's default under the Ground Lease, the right of the leasehold mortgagee, with adequate time, to cure such default and, in the case of incurable defaults of lessee, the right of the leasehold mortgagee to enter into a new Ground Lease with lessor on the same terms as the existing Ground Lease);

                 (vi) the Ground Lease has an original term which extends not less than ten (10) years beyond the term of the leasehold Mortgage;

                (vii) the fee estate of the lessor under the Ground Lease is encumbered by the Ground Lease and, other than the Mortgaged Properties related to the Mortgage Loans identified on the Asset Schedule as "Madison Building" and "Plaza del Rio", the lien of any present or future fee mortgages are and will be subject and subordinate to Ground Lease; and

               (viii) such Ground Lease may not be amended, modified, or cancelled without the prior written consent of the leasehold mortgagee.

                 (K) Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and, to the actual knowledge of Borrower, no event which, with the passage of time or with notice and the expiration or any grace or cure period, would constitute a default, breach, violation or event of acceleration. Borrower has not waived any default, breach, violation or event of acceleration.

                 (L) Lien; Priority. The Mortgage is a valid and enforceable first (or in the case of the Lakeport Phase II independent living facility portion of the Mortgaged Property related to the Mortgage Loan designated as "Life Care" on the Asset Schedule, third) Lien on the Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances and Liens having priority over the Lien of the Mortgage except for Liens for real estate taxes and special assessments not yet due and payable, except for the Permitted Encumbrances. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Lender establishes in the Borrower a valid and enforceable first Lien on the property described therein, and the Borrower has full right to assign the same pursuant to this Agreement.

                 (M) Release. No portion of the Mortgaged Property has been released as collateral securing the Mortgage Loan. No instrument of release or waiver has been executed in connection with the Mortgage Loan, and the Mortgagor has not been released, in whole or in part.

                 (N) Mechanic's Liens. There are no mechanics or similar Liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such Lien) affecting the Mortgaged Property that are, or may be, Liens prior or equal to, or coordinate with, the Lien of the Mortgage.





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                 (O) Pledge Documents. The items listed on the Collateral
Agent's initial custodial receipt relating to the mortgage file have been delivered to the Collateral Agent as custodian in accordance with the Custodial Agreement.

                 (P) Hazard Insurance. The Mortgaged Property is covered by a hazard insurance policy in an amount equal to one hundred (100%) percent of the replacement cost of the improvements located thereon. The insurance policy is in full force and effect, all premiums due thereunder have been paid and no notice of cancellation of the insurance policy or non-payment of premiums issued by the insurer has been received by the Borrower. The insurance policy is the valid and binding obligation of the insurer and contains a standard mortgagee clause naming the Borrower, its successors and assigns, as mortgagee. The Mortgage obligates the Mortgagor to maintain all such insurance at Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                 (Q) Customary Remedies. The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, in the case of a Mortgage designated as a deed of trust, by trustee's sale, and by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

                 (R) Hazardous Substances. The Mortgaged Property has neither been used for the storage, treatment or disposal of Hazardous Substances, nor been listed by any Governmental Authority as containing any Hazardous Substance.

                 (S) Zoning, Etc. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation which violation is reasonably likely to result in a Material Adverse Effect. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law.

                 (T) Escrow Payments. All escrow payments required under the Mortgage are in possession of the Borrower, except to the extent applied as permitted in the Mortgage. All escrow payments have been collected in compliance with all applicable federal, state and local laws and regulations and the terms of the Mortgage Note and the Mortgage. If funds are being escrowed, such escrow of funds is not prohibited by applicable law. No escrow payments, deposits or other charges or payments due to the Borrower have been capitalized under the Mortgage Note or the Mortgage.


                 (U) Compliance. The Mortgage Loan has been originated and serviced in accordance with, and meets or is exempt from, any and all applicable federal, state and local laws, regulations and other requirements, including, without limitation, usury, truth-in-lending,





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real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws as well as the terms of the respective Mortgage Loan documents except for violations that are not reasonably likely to result in a Material Adverse Effect. The collection and servicing practices used with respect to the Mortgage Note and the Mortgage have been, in all respects, legal, proper, prudent and customary in the mortgage servicing business except for violations that are not reasonably likely to result in a Material Adverse Effect. The servicing files and the information contained therein is correct and complete in all material respects.

                 Section 4.3. Representations and Warranties as to the REO Properties and the Additional Mortgageable Collateral. The Borrower hereby represents and warrants to the Lender that, as to each REO Property and Additional Mortgageable Collateral (such REO Property or Additional Mortgageable Collateral, the "Subject Property"), as of the Closing Date, other than as set forth in the Exception Report:

                 (A)  Asset Schedule.  The information set forth on the Asset
Schedule is complete, true and correct in all material respects.

                 (B) Title to the Subject Property.

                  (i) Other than with respect to the wet slip area of the Additional Mortgageable Collateral designated on the schedule of Additional Collateral as the "Marina", the Borrower owns good, marketable and insurable fee simple title to the Subject Property, free and clear of all Liens, other than the Permitted Encumbrances applicable to the Subject Property. Other than with respect to the Subject Property identified on the schedule of Additional Collateral as the "Marina" or on the Asset Schedule as "Barnett Tower" and "Highpoint Center" (in such cases, with respect to parking space leases only), the Subject Property or any portion thereof is not a leasehold interest. There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting the Subject Property.

                 (ii) As to the wet slip area of the Additional Mortgageable Collateral designated on the Additional Collateral Schedule as the "Marina", the Borrower is the owner of a valid and subsisting interest as tenant under the ground lease dated October 24, 1986, between Borrower and The City of St. Petersburg (the " Marina Ground Lease "); the Marina Ground Lease is in full force and effect, and there are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in such a default; the Marina Ground Lease is not subject to any Lien, charge or encumbrance of any kind and is prior to all Liens, charges and encumbrances whatsoever on the fee interest of the landlord thereunder, other than the Permitted Encumbrances; and Borrower owns all Improvements located on the real property demised under the Marina Ground Lease in fee, free and clear of all Liens, encumbrances and charges, other than the Permitted Encumbrances.

                 (C) Compliance. The Borrower, the Subject Property and the Borrower's use thereof and operations thereat comply with all applicable Legal Requirements (including, without limitation, building and zoning ordinances and codes) and all applicable Insurance Requirements, except for violations that are not reasonably likely to result in a Material Adverse Effect. The





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Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, except for violations that are not reasonably likely to result in a Material Adverse Effect.

                 (D) Condemnation. No taking has been commenced or, to the Borrower's actual knowledge, is contemplated with respect to all or any portion of the Subject Property or for the relocation of roadways providing access to the Subject Property.

                 (E) Utilities and Public Access. The Subject Property has adequate rights of access to public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Subject Property as presently used and enjoyed are located in the public right-of-way abutting the premises. All such utilities are connected so as to serve the Subject Property without passing over other property. All roads necessary for the full utilization of the Subject Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Subject Property.

                 (F) Environmental Compliance. Except for matters set forth in the Environmental Reports delivered to Lender in connection with the origination of the Loan and in the additional matrices and information delivered in writing to Lender prior to the date hereof; provided, however, that the representations set forth in clauses (i)-(v) below are made, in the case of the Additional Mortgageable Collateral only, to the best knowledge of the Borrower:

                  (i) The Borrower is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Borrower of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Subject Property under all Environmental Laws), except for violations that are not reasonably likely to result in a Material Adverse Effect.

                 (ii) There is no Environmental Claim pending or, to the actual knowledge of the Borrower, threatened, and no penalties arising under Environmental Laws have been assessed, against the Borrower or against any Person whose liability for any Environmental Claim the Borrower has retained or assumed either contractually or by operation of law. No investigation or review is pending or, to the actual knowledge of the Borrower, threatened by an Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by the Borrower or the Subject Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances.

                (iii) There have been and are no past or present Releases of any Hazardous Substances that are reasonably likely to form the basis of any Environmental Claim against the Borrower or against any Person whose liability for any Environmental Claim the Borrower has retained or assumed either contractually or by operation of law, except for claims which are not reasonably likely to result in a Material Adverse Effect.





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





                 (iv) Without limiting the generality of the foregoing, there is not present at, on, in or under the Subject Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

                  (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Subject Property and no Governmental Authority has been taking or is in the process of taking any action to subject the Subject Property to Liens under any Environmental Law.

                 (vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of the Borrower in relation to the Subject Property which have not been made available to the Lender.

                 (G) Borrower Mortgage and Other Liens. The Borrower Mortgage creates a valid and enforceable first priority Lien on the Subject Property described therein, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to the Subject Property. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein, to the extent of the Borrower's rights therein. All property covered by any Collateral Security Instrument will be subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC.

                 (H) Assessments. There are no pending or, to the actual knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting the Subject Property, nor are there any contemplated improvements to the Subject Property that may result in such special or other assessments.

                 (I) No Joint Assessment; Separate Lots. Borrower has not suffered, permitted or initiated the joint assessment of the Subject Property
(i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Subject Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to the Subject Property as a single Lien. The Subject Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                 (J) No Prior Assignment. The Lender is the collateral assignee of the Borrower's interest under the Leases. There are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable that are presently outstanding.

                 (K) Permits; Certificate of Occupancy. Borrower has obtained all Permits necessary to the use and operation of the Subject Property, except where the failure to obtain such Permits is not reasonably likely to have a Material Adverse Effect. The use being made of the Subject Property is in conformity in all material respects with the certificate of occupancy and/or Permits for the Subject Property and any other restrictions, covenants or conditions affecting the Subject Property.

                 (L) Flood Zone. No portion of the Subject Property is located in a flood hazard area as defined by the Federal Insurance Administration, except as shown on the Survey.

                 (M) Physical Condition. Except for matters set forth in the Engineering Reports (including any updates to the cash flow models), the Subject Property is free of structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

                 (N) Security Deposits. The Borrower is in compliance with all Legal Requirements relating to all security deposits with respect to the Subject Property.

                 (O) No Encroachments. Except as shown on the Survey, (i) all of the Improvements which were included in determining the appraised value of the Subject Property lie wholly within the boundaries and building restriction lines of the Subject Property, except for matters which are not reasonably likely to have a Material Adverse Effect, (ii) no improvements on adjoining properties encroach upon the Subject Property, and (iii) no easements or other encumbrances upon the Subject Property encroach upon any of the Improvements, except those which are insured against by title insurance.

                 (P) Leases. The Subject Property was not subject to any Leases as of the date of the rent roll delivered to Lender in connection with the making of the Loan (the "Rent Roll") other than the Leases described therein. No person has any possessory interest in the Subject Property or right to occupy the same except under and pursuant to the provisions of the Leases and any subleases delivered thereunder. The location and size of each leased premises, and the commencement and expiration date of each such Lease and the rent currently payable thereunder is accurately set forth on the Rent Roll. None of such Leases has been assigned, modified, supplemented or amended in any way that would render inaccurate any material information contained in the Rent Roll and, except in connection with the Loan, the Borrower has not assigned, pledged or hypothecated its right, title or interest in, to or under the Lease or of the rentals thereunder. No tenant under any Lease has any right or option to purchase the Subject Property or any portion thereof. Except as may be set forth in the Leases, no tenant under any Lease has any right or option to renew, extend or cancel the Lease. Borrower has satisfied all of the construction and other obligations of a material nature to be performed by Borrower as the landlord under the Leases, and Borrower has made any and all required payments to be made by Borrower as the landlord under the Leases for tenant improvements. There are no "free rent" or other rental concessions under the existing Leases effective during the term of this Agreement. All rental under the Leases has been paid through October 1996, and no rent under the Leases has been paid more than one month in advance. No actions, whether voluntary or involuntary, are pending against any tenant of the Subject Property under the bankruptcy or insolvency laws of the United States or any state or territory of the United States. The current Leases are in full force and effect and there are no defaults thereunder by either party and no conditions which with the passage of time and/or notice would constitute defaults thereunder, and there are no existing

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defenses, offsets or counterclaims held by any tenant of the Subject Property against the enforcement of the Lease by Borrower.

                 Section 4.4. Representations and Warranties as to the Additional Aircraft Collateral. The Borrower hereby represents and warrants to the Lender that, as to the Additional Aircraft Collateral, as of the Closing Date, other than as set forth in the Exception Report:

                 (A)  Asset Schedule.  The information set forth on the Asset
Schedule is complete, true and correct in all material respects.

                 (B) Ownership. The Borrower is the sole owner and holder of a fifty percent (50%) interest in, to and under the Joint Venture Agreement, free and clear of any and all Liens, claims, encumbrances, participations or contingent interests, equities, pledges, charges, assignments or security interests of any nature. The remaining fifty (50%) interest under the Joint Venture Agreement is held solely by Potomac Capital Investment Corporation.

                 (C) Joint Venture Equipment. The Joint Venture has not Transferred Joint Venture Equipment, or any portion thereof, or any of the Joint Venture's ownership interest therein. The Joint Venture Equipment and the leases thereof are the only assets held by the Joint Venture. The Joint Venture (or the lessee on its behalf) maintains with respect to the Joint Venture Equipment all insurance policies with respect thereto required to be maintained pursuant to all agreements to which the Joint Venture is a party or applicable law. The Joint Venture is the sole owner and holder of the Joint Venture Equipment, free and clear of any and all Liens, claims, encumbrances, participations or contingent interests, equities, pledges, charges, assignments or security interests of any nature.

                 (D) Enforceability. The Joint Venture Agreement is the legal, valid and binding obligation of the Joint Venturers, is in full force and effect, and is enforceable in accordance with its terms.

                 (E) Modifications. The terms of the Joint Venture Agreement have not been altered, modified or waived in any respect, except by a written instrument which has been delivered to the Custodian pursuant to the Custodial Agreement. The Asset Schedule reflects all such alterations, modifications and waivers.

                 (F) Taxation. The Joint Venture has at all times been, and will be, taxed as a partnership for federal income tax purposes.

                 (G) Compliance. The Joint Venture and its activities and operations comply with all applicable Legal Requirements, except for violations that are not reasonably likely to result in a Material Adverse Effect. The Joint Venture is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.

                 (H) Consents. All consents and approvals required in connection with the delivery and performance by Borrower, and the validity and enforceability, of the Aircraft Distribution Assignment, have been obtained by Borrower.

                 (I) Defaults. Borrower is not in default, or in breach of any of its obligations, under the Joint Venture Agreement.

                 (J) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served, or, to the best knowledge of the Borrower, threatened under the Joint Venture Agreement or against the Joint Venture or any Joint Venture Equipment.

                 Section 4.5. Survival of Representations. The Borrower agrees that (i) all of the representations and warranties of the Borrower set forth in Sections 4.1, 4.2, 4.3 and 4.4 and elsewhere in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date, and (ii) all such representations and warranties made by the Borrower shall survive the delivery of the Note and making of the Loan and continue for so long as any amount remains owing to the Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations set forth in Section 4.3(F) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by the Lender and the Collateral Agent notwithstanding any investigation heretofore or hereafter made by the Lender or the Collateral Agent or on their behalf.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                 Section 5.1. Borrower Covenants. The Borrower covenants and agrees that, from the date hereof and until payment in full of the
Indebtedness:

                 (A) Existence; Compliance with Legal Requirements; Insurance. The Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a Florida corporation, rights, licenses, Permits and franchises necessary for the conduct of its business and comply with all Legal Requirements and Insurance Requirements applicable to it and the REO Properties and the Additional Collateral, except where the failure to comply is not reasonably likely to have a Material Adverse Effect. The Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the REO Properties and the Additional Mortgageable Collateral in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. The Borrower shall keep the REO Properties and the Additional Mortgageable Collateral insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Borrower Mortgage.

                 (B) Impositions and Other Claims. The Borrower shall pay and discharge all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Borrower Mortgage. The Borrower shall pay all Basic Carrying Costs with respect to the Borrower and the REO Properties and the Additional Mortgageable Collateral in accordance with the provisions of the Borrower Mortgage, subject, however, to the Borrower's rights to contest payment of Impositions in accordance with the Borrower Mortgage. The Borrower's obligation to pay Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon the Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect the Lender's interests.

                 (C) Litigation. The Borrower shall give prompt written notice to the Lender of any litigation or governmental proceedings pending or threatened (in writing) against the Borrower that is reasonably likely to result in a Material Adverse Effect.

                 (D)  Environmental Remediation.

                (i) If any investigation, site monitoring, cleanup,
              removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental
              Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous
              Substance on, under or from an REO Property or Additional Mortgageable Collateral or any portion thereof (in the case of Additional Mortgageable Collateral only, in violation of applicable Environmental Law), the Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work, and shall conduct such Remedial Work in accordance with the National Contingency Plan promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, if applicable, and in accordance with other applicable Environmental Laws. In all events, such Remedial Work shall be commenced within 90 days after any demand therefor by the Lender or such shorter period as may be required under any applicable Environmental Law; provided,however, that the Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in the Borrower or such Remedial Work violating any Environmental Law or (z) if the Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) the Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the REO Property or Additional Mortgageable Collateral, as applicable, nor any part thereof or interest therein will be sold, forfeited or lost if the Borrower performs the Remedial Work being contested, and the Borrower would have the opportunity to do so, in the event of the Borrower's failure to prevail in the contest, (3) the Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which the Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the REO Property or Additional Mortgageable Collateral, as applicable, nor any interest therein would be subject to the imposition of any lien for which the Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) the Borrower shall have furnished to the Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from the Borrower's failure to prevail in such contest in such amount as may be reasonably requested by the Lender.

                 (ii) If requested by the Lender, all Remedial Work under clause
         (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by the Lender which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by the Borrower. If the Borrower does not timely commence and diligently prosecute to completion the Remedial Work, the Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. The Borrower shall pay or reimburse the Lender on demand for all expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lender) reasonably relating to or incurred by the Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

                (iii) The Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect without providing notice to the Lender as provided in
         Section 5.1(F). Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Substances on, under or about any REO Property or Additional Mortgageable Collateral poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary or required under applicable Environmental Law, the Borrower may complete all necessary Remedial Work. In such events, the Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

                 (E)  Environmental Matters; Inspection.

                  (i) The Borrower shall not permit a Hazardous Substance to be present on, under or to emanate from an REO Property or Additional Mortgageable Collateral, or migrate from adjoining property controlled by the Borrower onto or into an REO Property or Additional Mortgageable Collateral, except under conditions permitted by applicable Environmental Laws. In the event that such Hazardous Substances are present on, under or emanate from an REO Property or Additional Mortgageable Collateral (in the case of Additional Mortgageable Collateral only, in violation of applicable Environmental Law), or migrate onto or into the REO Property or Additional Mortgageable Collateral (in the case of Additional Mortgageable Collateral only, in violation of applicable Environmental Law), the Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws (including, where applicable, the National Contingency Plan promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act). The Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into an REO Property or





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




         Additional Collateral, from any adjoining property (in the case of Additional Mortgageable Collateral only, in violation of applicable Environmental Law).

                 (ii) Upon reasonable prior written notice, the Lender shall have the right, except as otherwise provided under Leases, at all reasonable times to enter upon and inspect all or any portion of a Mortgaged Property, an REO Property or Additional Mortgageable Collateral, provided that (1) such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of such property and (2) with respect to any Mortgaged Property, (x) the Borrower consents to such inspection, which consent shall not be unreasonably withheld and (y) the Borrower has the right to allow such access under any related Mortgage. If the Lender has reasonable grounds to suspect that Remedial Work may be required, the Lender shall notify the Borrower and, thereafter, may select a consulting Engineer to conduct and prepare reports of such inspections (with notice to the Borrower prior to the commencement of such inspection). The Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to the Lender in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to the Lender in this Agreement, and shall expressly include the right (if the Lender suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

                (iii) The Borrower agrees to bear and shall pay or reimburse the Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) (to the extent such inspections and reports relate to any Mortgaged Property, REO Property or Additional Collateral) in the following situations:

                        (x) If the Lender has reasonable grounds to believe, at
                 the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

                        (y) If any such inspection reveals an occurrence or condition that is reasonably likely to lead to an Environmental Claim; or

                        (z) If an Event of Default with respect to the Mortgaged
                 Property, REO Property or Additional Mortgageable Collateral exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

                 (iv) Prior to the acquisition by Borrower of title to any Mortgaged Property (whether as a result of, or by acceptance of a deed in lieu of, foreclosure or otherwise) after the Closing Date, Borrower shall obtain an Environmental Report with respect to such Mortgaged Property and deliver a copy of same to the Collateral Agent; provided, however, that Borrower shall not be required to obtain such Environmental Report prior to acquisition of title if Borrower has in its possession an Environmental Report dated less than twelve months prior to the date on which Borrower shall acquire title to such Mortgaged Property (a " Timely Environmental Report"); provided, further, that notwithstanding Borrower's possession of a Timely Environmental Report, Borrower shall obtain an Environmental Report of such Mortgaged Property if there has been a material change in the purpose for which the Mortgaged Property is used since the preparation of the prior Environmental Report and the new purpose is reasonably likely to create new risks of liabilities arising from Environmental Laws that did not exist as a result of the prior purpose. Borrower shall not acquire title to any Mortgaged Property after the Closing Date unless such acquisition is not reasonably likely, based upon the Environmental Report, to have a Material Adverse Effect.

                  (v) Borrower shall not obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of any Mortgaged Property, if as a result of any such actions, Borrower or Lender would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of Environmental Laws unless Borrower has previously determined, based on a Timely Environmental Report that meets the requirements of the first sentence of clause (iv) above that: (A) such Mortgaged Property is in material compliance with applicable Environmental Laws and (B) there are no circumstances present at such Mortgaged Property relating to the Use, treatment, storage or disposal of any Hazardous Substances for which investigation, testing monitoring, containment, clean-up or remediation is reasonably likely to be required under any Environmental Law.

                  (F) Environmental Notices. The Borrower shall promptly provide notice to Lender of:

                  (i) any Environmental Claim asserted by any Governmental Authority with respect to any Hazardous Substance on, in, under or emanating from any Mortgaged Property, REO Property or Additional Mortgageable Collateral, which might reasonably be expected to involve remediation cost or liability greater than $50,000;

                 (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against the Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower (including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.), which might involve remediation cost or liability greater than $50,000;

                (iii) all Environmental Claims asserted or threatened against the Borrower, against any other party occupying any Mortgaged Property, REO Property or Additional Mortgageable Collateral or any portion thereof which become known to the Borrower or against any Mortgaged Property, REO Property or Additional Mortgageable
         Collateral,
         which might reasonably be expected to involve remediation cost or liability greater than $50,000;

                 (iv) the discovery by the Borrower of any occurrence or condition on any Mortgaged Property, REO Property or Additional Mortgageable Collateral or on any real property adjoining any Mortgaged Property, REO Property or Additional Mortgageable Collateral which could reasonably be expected to involve remediation cost or liability greater than $50,000; and

                  (v) the commencement or completion of any Remedial Work with respect to an REO Property or Additional Mortgageable Collateral.

                 (G) Copies of Notices. The Borrower shall transmit to the Lender copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

                 (H) Environmental Claims. The Lender may join and participate in, as a party if the Lender so determines, any legal or administrative proceeding or action concerning any Mortgaged Property, REO Property, Additional Mortgageable Collateral or any portion thereof under any Environmental Law, if, in the Lender's reasonable judgment, the interests of the Lender will not be adequately protected by the Borrower; provided, however, that the Lender shall not participate in day-to-day decision making with respect to environmental compliance. Borrower shall pay or reimburse the Lender on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lender) incurred by the Lender in connection with any such action or proceeding.

                 (I) Environmental Indemnification. The Borrower shall indemnify, reimburse, defend, and hold harmless the Lender, Collateral Agent and each of its respective parents, subsidiaries, Affiliates, directors, officers, employees, representatives, agents, successors, assigns and attorneys (collectively, the "Indemnified Parties") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of the Lender and the Collateral Agent)), asserted against, resulting to, imposed on, or incurred by any Indemnified Party, directly or indirectly, in connection with any of the following (except to the extent same are directly and solely caused by the fraud, bad faith, gross negligence or willful misconduct of any Indemnified Party and except that any Indemnified Party shall not be indemnified against claims resulting from actions taken with respect to investigation or remediation of any REO Property, Additional Mortgageable Collateral or Mortgaged Property after the Lender forecloses its Lien or security interest upon such REO Property or Additional Mortgageable Collateral unless and to the extent such indemnification relates to any of the following which occurred while the Borrower owned such REO Property or Additional Mortgageable Collateral):

                  (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                 (ii) any pollution or threat to human health or the environment that is related in any way to the Borrower's or any previous owner's or operator's management, use, control, ownership or operation of such REO Property or Additional Mortgageable Collateral (including, without limitation, all on-site and off-site activities involving Hazardous Substances), and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Reports;

                (iii) any Environmental Claim against any Person whose liability for such Environmental Claim the Borrower has or may have assumed or retained either contractually or by operation of law; or

                 (iv) the breach of any representation, warranty or covenant set forth in Section 4.3(F) and Sections 5.1(D) through 5.1(I), inclusive.

                 The provisions of and undertakings and indemnification set forth in this Section 5.1(I) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

                 (J) General Indemnity. The Borrower shall indemnify, protect, and hold the Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses (including, without limitation, attorneys' fees and legal expenses whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the Loan Documents or any of the transactions contemplated therein (collectively, the "Indemnified Liabilities"), to the extent that any of the Indemnified Liabilities results, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person other than the parties to this Agreement; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own or any other Indemnified Party's fraud, bad faith, gross negligence or willful misconduct. The provisions of and undertakings and indemnification set forth in this Section 5.1(J) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

                 (K) Access. The Borrower shall permit agents, representatives and employees of the Lender to inspect any Mortgaged Property, REO Property or Additional Mortgageable Collateral or any part thereof at such reasonable times as may be requested by the Lender upon reasonable advance notice, subject, however, to the limitations set forth in the first sentence of Section 5.1(E)(ii).

                 (L) Notice of Default. The Borrower shall promptly advise the Lender of any change in the Borrower's condition, financial or otherwise, which is reasonably likely to have a Material Adverse Effect, or of the occurrence of any Default or Event of Default.

                 (M) Cooperate in Legal Proceedings. Except with respect to any claim by the Borrower against the Lender, the Borrower shall cooperate fully with the Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of the Lender hereunder or any rights obtained by the Lender under any of the Loan Documents and, in connection therewith, not prohibit the Lender, at its election, from participating in any such proceedings.

                 (N) Perform Loan Documents. The Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by the Borrower.

                 (O) Insurance Benefits. The Borrower shall cooperate with the Lender in obtaining for the Lender the benefits of any Insurance Proceeds lawfully or equitably payable to the Lender in connection with any Mortgaged Property, REO Property or Additional Mortgageable Collateral. The Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including attorneys' fees and disbursements and the payment by the Borrower of the expense of an Appraisal on behalf of the Lender in case of a fire or other casualty affecting a Mortgaged Property, REO Property or Additional Mortgageable Collateral or any part thereof, but excluding internal overhead, administrative and similar costs of the Lender) out of such Insurance Proceeds.

                 (P)  Further Assurances.

                  (i) With respect to each REO Property, Additional Mortgageable Collateral and Mortgaged Property as of the Closing Date, the Borrower shall file at its sole cost and expense the Borrower Mortgage or Collateral Assignment of Mortgage, as applicable, of record in all applicable recording offices of each applicable jurisdiction and promptly provide the Lender with certified copies thereof with evidence of recording indicated thereon. With respect to each Mortgaged Property for which the Borrower acquires title thereto pursuant to a foreclosure or acceptance of a deed-in-lieu of foreclosure or otherwise after the Closing Date, the Borrower shall (x) record at the Borrower's sole cost and expense a Borrower Mortgage to secure the Loan from the Lender in an amount equal to the Principal Indebtedness together with all necessary UCC financing statements relating to the perfection of Liens on Personal Property situated on such Mortgaged Property, and promptly provide the Lender (or such other Person as the Lender may designate), certified copies of the Borrower Mortgage and such financing statements with evidence of recording or filing indicated thereon and (y) in connection with and prior to the recordation of the Borrower Mortgage referred to in clause (x) above, with respect to such Mortgaged Property, provide to the Lender a title insurance policy for the benefit of the Lender in an amount not less than the Allocated Loan Amount for such Mortgaged Property and a legal opinion from counsel satisfactory to the Lender and addressed to the Lender, to the effect that such Borrower Mortgage is binding and enforceable in accordance with its terms, in each case in form and substance reasonably satisfactory to the Lender.

                 (ii) The Borrower shall, at the Borrower's sole cost and expense:

                        (a) upon the Lender's reasonable request therefor given from time to time (but not more than once during each six month period following the Closing Date), pay for (1) reports of UCC, tax lien, judgment and litigation searches with respect to the Borrower and (2) searches of title to any REO Property or Additional Collateral, each such search to be conducted by search firms designated by the Lender in each of the locations designated by the Lender;

                        (b) furnish to the Lender all existing instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents or reasonably requested by the Lender in connection therewith;

                        (c) execute and deliver to the Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as the Lender may reasonably require (including, without limitation, amended or replacement Borrower Mortgage, UCC financing statements or Collateral Security Instruments); and

                        (d) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as the Lender shall reasonably require from time to time.

                 (Q) Property Management. In the event the Borrower proposes to enter into a property management agreement with respect to the REO Property and/or the Additional Mortgageable Collateral after the Closing Date, the Borrower shall obtain the prior written consent of the Lender to the form of such property management agreement, such consent not to be unreasonably withheld or delayed, and shall obtain the prior written agreement of the property manager that the property management agreement is subordinate in all respects to the Lien of the Borrower Mortgage.

                 (R)  Financial Reporting.

                  (i) The Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of the Borrower and all items of income and expense in connection with each Asset and Additional Collateral and in connection with any services, equipment or furnishings provided in connection with the operation of each REO Property and Additional Mortgageable Collateral, whether such income or expense may be realized by the Borrower or by any other Person whatsoever. The Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to the Borrower to examine such books, records and accounts at the office of the Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as the Lender shall desire. After the occurrence of an Event of Default with respect to the Borrower or an Asset or Additional Collateral and for so long as such Event of Default is continuing, the Borrower shall pay any costs and expenses incurred by the Lender to examine the Borrower's accounting records with respect to any Asset or Additional Collateral, as the Lender shall reasonably determine to be necessary or appropriate in the protection of the Lender's interest.

                 (ii) The Borrower shall furnish to the Lender annually, within 90 days following the end of each Fiscal Year, a complete copy of the Borrower's financial statement audited by an Independent certified public accountant acceptable to the Lender covering the Borrower's financial position and results of operations (including, but not reporting separately on, the Assets and the Additional Collateral) for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of the Borrower's equity, all of which shall be in form and substance acceptable to the Lender. The Lender shall have the right from time to time to review the auditing procedures used in the preparation of such annual financial statements and to request reasonable additional procedures. Together with the Borrower's annual financial statements, the Borrower shall furnish to the Lender an Officer's Certificate certifying as of the date thereof (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of Borrower all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                (iii) The Borrower shall furnish to the Lender, within 45 days following the end of the first three Fiscal Year quarters a true, complete and correct quarterly financial statement with respect to Borrower (including, but not reporting separately on said Assets and Additional Collateral) for that quarter.

                 (iv) The Borrower shall furnish or shall cause the Manager to furnish to the Lender, within 15 Business Days after request, such further information with respect to the operation of any REO Property or Additional Collateral and the financial affairs of the Borrower as may be reasonably requested by the Lender, including all business plans prepared for the Borrower.

                  (v) The Borrower shall furnish to the Lender, within 15 Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by the Lender.

                 (vi) Not later than the Closing Date and, subsequently, at least 30 days prior to the end of each of the Borrower's Fiscal Years, the Borrower shall submit or cause to be submitted to the Lender for its approval an Operating Budget for the Borrower's Property Expenses for the next Fiscal Year for the REO Properties and the Additional Collateral. Until approved by Lender, the Operating Budget approved by Lender for the preceding Fiscal Year shall remain in effect for all purposes of this Agreement.

                 (S) Conduct of Business. The Borrower shall cause the operation of each REO Property and Additional Mortgageable Collateral to be conducted at all times in a manner consistent with at least the level of operation of such REO Property and Additional Mortgageable Collateral as of the Closing Date, including, without limitation, the following:

                  (i) to maintain or cause to be maintained the standard of such REO Property and Additional Mortgageable Collateral at all times at a level not lower than that maintained by prudent managers of similar facilities or land in the region where such REO Property and Additional Mortgageable Collateral is located;

                 (ii) to operate or cause to be operated each REO Property and Additional Mortgageable Collateral in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and maintain or cause to be maintained all licenses, Permits and any other agreements necessary for the continued use and operation of such REO Property and Additional Collateral, except where the failure to maintain such items is not reasonably likely to have a Material Adverse Effect; and

                (iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at each REO Property and Additional Mortgageable Collateral to enable the Borrower to operate such REO Property and Additional Collateral without any Material Adverse Effect.

                 (T) Single-Purpose Entity. If pursuant to Section 2.18, Borrower exercises the SPE Option, then, from and after the SPE Transfer:

                  (i) The Borrower at all times shall continue to be a duly formed and validly existing corporation, limited liability company or limited partnership, as applicable, under the laws of the State of its formation and a Single-Purpose Entity.

                 (ii) The Borrower shall at all times comply with the provisions of its charter, limited liability company agreement or limited partnership agreement, as applicable, and the laws of the State of its formation relating to corporations, limited liability companies or limited partnerships, as applicable.

                (iii) The Borrower shall observe all customary formalities regarding its existence.

                 (iv) The Borrower shall accurately maintain its financial statements, accounting records and other corporate documents separate from those of its shareholders, members or partners, Affiliates of its shareholders, members or partners and any other Person. The Borrower shall not commingle its assets with those of its shareholders, members or partners, any Affiliates of its shareholders, members or partners, or any other Person. The Borrower shall continue to accurately maintain its own bank accounts and separate books of account.

                  (v) The Borrower shall continue to pay its own liabilities from its own separate assets.

                 (vi) The Borrower shall continue to identify itself in all dealings with the public, under its own name or trade names and as a separate and distinct entity. The Borrower will not identify itself as being a division or a part of any other entity. The Borrower will not identify its members or partners or any Affiliates of its shareholders, members or partners as being a division or part of the Borrower.

                (vii) The Borrower shall continue to be adequately capitalized in light of the nature of its business.

               (viii) The Borrower shall not assume or guarantee the liabilities of its shareholders, members or partners (or any predecessor corporation), any Affiliates of its shareholders, members or partners, or any other Persons, except for liabilities relating to the Assets and/or the Additional Collateral and except as permitted by or pursuant to this Agreement. The Borrower shall not acquire obligations or securities of its shareholders, members or partners (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its shareholders, members or partners other than the capital stock of, or limited partnership or membership interests in, its subsidiaries. The Borrower shall not make loans to its shareholders, members or partners (or any predecessor corporation), or any Affiliates of its shareholders, members or partners.

                 (ix) The Borrower shall not enter into or be a party to any transaction with its shareholders, members or partners (or any predecessor corporation, partnership or limited liability company) or any Affiliates of its shareholders, members or partners, except for in the ordinary course of business on terms which are no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

                 (U) ERISA. The Borrower shall deliver to the Lender as soon as possible, and in any event within ten days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                 (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in material liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate of the Borrower to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                 (vi) the adoption of an amendment to any Plan that, pursuant to
         Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate of the Borrower fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                (vii) the imposition of a lien or a security interest in connection with a Plan.

                 (V) Assignment or Participation of Note. In the event that the Lender notifies the Borrower that a secondary market sale (an "Assignment") of, or a sale of a participation interest (a "Participation") in, the Note to another party is a desirable course of action with respect to the Loan, then the Borrower shall cooperate with the Lender, in the preparation of any information (other than Appraisals, Environmental Reports and Engineering Reports) reasonably necessary or incidental to such Assignment or Participation with respect to the Collateral which is reasonably within the possession or control of the Borrower or is obtainable by the Borrower and shall in good faith enter into any amendments to this Agreement necessary to accomplish the Assignment or Participation; provided, however, that the Lender shall bear any third party out-of-pocket costs incurred by the Borrower in preparing any information or obtaining any amendments.

                 (W)  Joint Venture Agreement.

                 (1) Borrower shall fully comply with all of its covenants and obligations under the Joint Venture Agreement.

                 (2) To the extent the Borrower has the power under the Joint Venture Agreement, the Borrower shall cause the Joint Venture to have all Distributions timely made and fully distributed at the first available time in accordance with the terms of the Joint Venture Agreement with no funds being retained by the Joint Venture as its property.

                 (3) During any period that Borrower shall not be in compliance with the LTV Test, Borrower shall cause all Distributions made by the Joint Venture to be directly deposited in the Collection Account.

                 (X) Refinancing Loan. If during the term of the Loan or upon maturity, the Borrower or any Affiliate of the Borrower proposes to obtain a loan from any Person (other than the Lender) and to cause the proceeds of such loan to be used to pay or prepay the Loan in whole or in part (including, without limitation, on the Maturity Date or otherwise pursuant to Section 2.6(a) or 2.7(a)) (any such loan, a "Refinancing Loan"), the Borrower shall provide to the Lender in writing the material terms of such Refinancing Loan. The Lender shall have ten (10) calendar days from the receipt of such terms to offer to the Borrower a loan on the same material terms as the terms provided by the other lender. If the Lender shall offer to the Borrower a loan with the same material terms as the terms provided by the Borrower to the Lender, the Borrower shall accept, and enter into, the loan offered by the Lender and shall not accept, or enter into, such Refinancing Loan. If the Lender declines to offer a loan on the same material terms and the Borrower subsequently either proposes to obtain a Refinancing Loan with financial terms less advantageous to the Borrower than those previously disclosed to the Lender or does not consummate a Refinancing Loan on the terms provided within forty-five (45) days of the Lender declining to offer a loan on the same material terms, then the Borrower shall provide the Lender with a further opportunity to make the Refinancing Loan in accordance with the timing provisions set forth above.

                 (Y) Debt Covenant. The Borrower shall at all times throughout the term of the Loan maintain a Leverage Ratio equal to or less than 60% (the "Debt Covenant"). Simultaneously with the delivery of Borrower's annual and quarterly financial statements pursuant to Section 5.1(R)(ii) and (iii), Borrower shall deliver to Lender an Officer's Certificate (including reasonable supporting documentation) with respect to Borrower's compliance or noncompliance with the Debt Covenant; provided, however, that if Borrower exercises the SPE Option, SPE Borrower shall not be required to comply with this Section 5.1(Y).

                 (Z)  Liquidity Covenants.

                 (1) Pursuant to the Distribution Agreement, Borrower has agreed to maintain at all times liquidity of not less than (a) $27,000,000 during the first year of the Loan, (b) $25,000,000 during the second year of the Loan, and (c) $17,000,000 during the third year of the Loan (the "Parent Liquidity Covenant"); provided, however , that any failure of Borrower to maintain the Parent Liquidity Covenant shall not constitute an Event of Default under this Agreement.

                 (2) Borrower shall maintain at all times liquidity of not less than (a) $14,000,000 during the first year of the Loan, (b) $13,000,000 during the second year of the Loan, (c) $9 million during the third year of the Loan, and (d) $15,000,000 during the fourth and fifth years of the Loan, if applicable (the " Loan Liquidity Covenant").

                 (3) Borrower shall deliver to Lender, simultaneously with the delivery of Borrower's annual and quarterly financial statements, an Officer's Certificate (including reasonable supporting documentation) with respect to Borrower's compliance or noncompliance with the Parent Liquidity Covenant and the Loan Liquidity Covenant during the immediately preceding quarter (the "Liquidity Certificate"); provided, however, that no certification with respect to the Parent Liquidity Covenant shall be required after the First Extension Date.

                 (4) If Borrower shall at any time during the term of the Loan be out of compliance with any of the Debt Covenant, the Parent Liquidity Covenant and/or the Loan Liquidity Covenant, Borrower immediately shall deliver notice of such noncompliance to Lender.

                 (5) Notwithstanding anything in this Agreement to the contrary, if Borrower exercises the SPE Option, SPE Borrower shall not be required to comply with this Section 5.1(Z).

                 (AA) Market Value. Borrower shall cooperate with Lender and provide Lender with such information as Lender shall reasonably request in order to determine the market value for any Asset.

                 (BB) Post-Closing Matters. Promptly following the Closing Date, the Borrower shall use commercially reasonable efforts to execute the following transactions:

                  (i) with respect to the Marina Ground Lease, amend the Marina Ground Lease to by its terms permit the leasehold estate to be mortgaged and to grant any leasehold mortgagee standard protections necessary to protect the security of a leasehold mortgagee (including the right of the leasehold mortgagee to receive notice of lessee's default under the Marina Ground Lease, the right of the leasehold mortgagee with adequate time to cure such default and, in the case of incurable lessee defaults, the right of the leasehold mortgagee to enter into a new ground lease with lessor on the same terms as the existing ground lease);

                 (ii) with respect to the Barnett Tower Parking Lease, amend the Barnett Tower Parking Lease to grant any lender to the Borrower as lessee thereunder standard protections necessary to protect the security of such lender as the collateral assignee of lessee's interest in, to and under the Barnett Tower Parking Lease (including the right of the lender to receive notice of the lessee's default under the Barnett Tower Parking Lease and the right of the lender with adequate time to cure such default);

                (iii) with respect to each of the REO Properties or Mortgage Loans designated on the Asset Schedule as set forth below obtain and deliver to Lender the following fully executed Leases or Lease extensions:



                                                                                            Term       Base
        REO Property/                                                        Square         (in        Rent
        Mortgage Loan          Tenant                       Floor            Feet           years)     (psf)
        -------------          ------                       -----            ----           -----      -----
        Highpoint              Florida Power                Ste. 770          1,831           10       $22.54

        Vine Street -          State of WA                  entire           43,382            5       $10.22
        Town Square VI                                      building

        Vine Street -          State of WA                  entire           46,957            5       $ 9.35
        Olympia/405                                         building
        Black Lake

        Vine Street -          State of WA                  entire           24,875            5       $10.76
        Olympia - 421                                       building
        Black Lake



                 (iv) with respect to each of the Mortgage Loans designated on the Asset Schedule as set forth below obtain and deliver to Lender fully executed tenant estoppel certificates in form and substance satisfactory to Lender from the following tenants:

       Mortgage Loan                            Tenant                                                   Floor
       -------------                            ------                                                   -----

       Continuum                                The Continuum Company, Inc.                              entire
                                                                                                         building

       Marquardt                                Kaiser Marquardt, Inc.                                   entire
                                                                                                         building

       Vine St. - Capital View I                State of Washington Department of Social and Health      entire
                                                Services                                                 building

       Vine St. - Capital View II               State of Washington Department of Social and Health      1, 4
                                                Services

       Vine St. - Capital View II               State of Washington Department of Labor and              3
                                                Industries

       Vine St. - Capital View II               State of Washington Department of Transportation         2

       Vine St. - Olympia/405 Black             State of Washington Department of Licensing              entire
       Lake Blvd.                                                                                        building

       Mortgage Loan                            Tenant                                                   Floor
       -------------                            ------                                                   -----
       Vine St. - Olympia/421 Black             State of Washington Department of Licensing              entire
       Lake Blvd.                                                                                        building

       Vine St. - Town Square VI                State of Washington Department of General                entire
                                                Administration                                           building

                  (v) with respect to the Mortgage Loan designated on the Asset Schedule as "Madison Building", deliver to Lender written evidence satisfactory to Lender that such Mortgage Loan shall not be cross-defaulted to other mortgage loans between Madison Savings and Loan Association (or its successor or assign), as lender, and the Mortgagor, as borrower;

                 (vi) deliver to the Lender copies of all major executed Leases in effect at the Mortgaged Properties identified as "Madison Building" and "Plaza del Rio" on the Asset Schedule;

                (vii)   deliver to Lender an Operating Budget for Fiscal Year
         1996;

               (viii) deliver to Lender true and complete copies of all of the insurance policies required under the Borrower Mortgage;

                 (ix) deliver to Lender the Environmental Report with respect to the Mortgaged Property securing the Mortgage Loan identified on the Asset Schedule as "Marquardt"; and

                  (x) deliver to Lender fully executed tenant estoppel certificates in form and substance satisfactory to Lender from tenants whose leased premises constitute in aggregate, as to each REO Property and Mortgaged Property (other than the Mortgaged Property securing the Mortgage Loan identified on the Asset Schedule as "Life Care"), not less than 75% of the occupied area of such REO Property or Mortgaged Property;

provided, however, that any failure of the Borrower to consummate any of the transactions set forth in this Section 5.1(BB) shall not constitute an Event of Default under this Agreement.

                 (CC) Cooperation Covenant. Following the Closing Date, the Borrower shall cooperate with the Lender with respect to the following matters:

                  (i) the Borrower shall deliver to the Lender, promptly upon its receipt thereof, notice from the ground lessor of any default by the ground lessee under the Marina Ground Lease and notice from the lessor of any default by the lessee under the Barnett Tower Parking Lease;

                 (ii) the Borrower shall promptly deliver to the Lender the pro forma financial statements for each REO Property described in Section 3.1(Y) not delivered prior to the Closing Date;

                (iii) the Borrower shall use its best efforts to improve the quality of the financial information delivered and reported to the Lender with respect to the Mortgage Loans from the quality level of such information delivered and reported with respect to the Mortgage Loans prior to the Closing Date; and

                 (iv) in the event a Ground Lease Event of Default has occurred and has not been cured, provide to the Lender additional collateral reasonably satisfactory to the Lender of reasonably equivalent value to the diminution in value of the Additional Collateral designated on the Additional Collateral Schedule as the "Marina".

                 (DD) Ground Leases. With respect to the Marina Ground Lease and with respect to any Mortgage Loan secured by a Ground Lease regarding which the Borrower becomes the owner of the leasehold interest after the Closing Date, the Borrower shall:

                  (i) preserve the leasehold estate created by such Ground Lease and forever warrant and defend same to Lender;

                 (ii) perform all of the covenants and conditions required to be performed by the leasehold owner under the Ground Lease and do all things necessary to preserve unimpaired the leasehold owner's right thereunder;

                (iii) not amend or modify the Ground Lease or release the landlord thereunder from any obligations imposed upon it thereby without the prior written consent of the Lender, which consent shall not be unreasonably withheld;

                 (iv) immediately send a copy of any notice of default under any Ground Lease received from the related lessor to the Lender; and

                  (v) in the case of the Marina Ground Lease only, comply with all of the terms, provisions and conditions of the form of Borrower Mortgage attached hereto (other than with respect to the creation, perfection and enforcement of the Lien of a Borrower Mortgage) as if the Borrower had granted the Lender a first priority Borrower Mortgage with respect to the Marina Ground Lease.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 Section 6.1. Borrower Negative Covenants. The Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless the Lender consents thereto in writing:

                 (A) Liens on the Assets. Incur, create, assume, or permit to exist, any Lien with respect to the Assets or Additional Collateral or its property, income or profits or the income or profits therefrom, except: (i) Liens in favor of Lender and (ii) the Permitted Encumbrances.

                 (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Borrower Mortgage, Transfer any of the Assets or Additional Collateral.

                 (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings secured by any of the Assets or the Additional Collateral, except that with respect to SPE Borrower only, SPE Borrower may incur loans from its members or partners or such members' or partners' Affiliates, provided that (a) such loans are subordinate to the Loan and unsecured, (b) the terms of such loans provide that the related member or partner shall not take any judicial or non-judicial action to commence any foreclosure proceeding with respect thereto for so long as any of the Indebtedness remains outstanding, (c) the proceeds of such loans are used by SPE Borrower to pay expenses (including Property Expenses) or closing costs relating to the Assets and/or the Additional Collateral or to make interest payments on the Loan; and (d) such Loans are on terms satisfactory to Lender.

                 (D) Dissolution; Merger or Consolidation. Dissolve, terminate, liquidate, merge with or consolidate into another Person in a manner in which the Borrower is not the surviving entity.

                 (E) Change In Business. As to SPE Borrower only, cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                 (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to the Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

                 (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of the Borrower in connection with the Assets or the Additional Collateral, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party.

                 (H) Creation of Easements. Except as expressly permitted by or pursuant to the Borrower Mortgage, create, or permit any REO Property or Additional Mortgageable Collateral or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance.

                 (I) Misapplication of Funds. Distribute any Rents or Moneys received from Accounts or under Leases or any Proceeds of the Assets or the Additional Collateral in violation of the provisions of Section 2.12, or misappropriate any security deposit or portion thereof.

                 (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of the Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

                 (K) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to any REO Property or Additional Mortgageable Collateral, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any REO Property or Additional Mortgageable Collateral.

                 (L) Place of Business. Change its chief executive office or its principal place of business without giving the Lender at least 30 days' prior written notice thereof and promptly providing the Lender such information as the Lender may reasonably request in connection therewith.

                 (M) Leases. Enter into, amend or cancel Leases, except as permitted by or pursuant to the Borrower Mortgage.

                 (N) Management Agreement. In the event after the Closing Date, the Borrower enters into a property management agreement with respect to the REO Property or Additional Mortgageable Collateral, (i) surrender, terminate or cancel the property management agreement, (ii) reduce or consent to either the reduction of the term of or the assignment of the property management agreement,
(iii) increase or consent to the increase of the amount of any charges under the property management agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the property management agreement in any material respect, the Lender agreeing not to unreasonably withhold or delay its consent to any of the foregoing.

                 (O) Plans and Welfare Plans. Knowingly engage in or permit any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty or tax assessed pursuant to
Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of the Borrower beyond his or her retirement or other termination of service other than
(i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (iii) severance benefits (unless such coverage is provided after notification of and with the reasonable approval of the Lender), permit the assets of the Borrower to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any Plan or Welfare Plan, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to the Borrower or any ERISA Affiliate.

                 (P) Parent Liquidity Covenant. Modify the Parent Liquidity Covenant.

                 (Q)  Joint Venture Agreement.

                 (1) Assign, pledge, encumber, hypothecate or otherwise Transfer a security or ownership interest in Borrower's interest in, to and under the Joint Venture Agreement,

                 (2) cease, to the extent within its authority, to be a joint venturer under the Joint Venture Agreement,

                 (3) cause or permit the Transfer of any Joint Venture Equipment or modify the material economic terms of the direct finance leases under which the Joint Venture is lessor of the Joint Venture Equipment,

                 (4) cause or permit to be placed on, or granted with respect to, any Joint Venture Equipment any Lien, claim, encumbrance, participation or contingent interests, equity, pledge, charge, assignment or other security interests of any nature,

                 (5) cause or, to the extent within its authority, permit the modification, amendment, alteration, termination or cancellation of the Joint Venture Agreement,

                 (6) cause or, to the extent within its authority, permit the dissolution of the Joint Venture,

                 (7) cause or, to the extent within its authority, permit the Joint Venture to be taxed other than as a partnership for federal income tax purposes,

                 (8) grant any consent or approval to any action or agreement, or cause or permit any action to be taken or agreement to be entered into, by the Joint Venture without the prior written consent or approval of the Lender, and

                 (9) cause or, to the extent within its authority, permit any Distribution not to be fully distributed to the joint venturers at the first available time under the Joint Venture Agreement.

                                 ARTICLE VII

                                   DEFAULTS

                 Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

                  (i) if on any Payment Date the Borrower fails to pay any accrued and unpaid interest on the Loan, the Scheduled Principal Payment Amount and other principal amount, if any, referred to in clause tenth of Section 2.12(b)(iii) then due and payable in accordance with the provisions hereof;

                 (ii) if the Borrower fails (a) to pay the outstanding Indebtedness on the Maturity Date or (b) to deposit into the Collection Account the amount required pursuant to Section 2.7(a), 2.7(b) or 2.7(c), respectively;

                (iii) if the Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for 10 days after Lender delivers written notice thereof to Borrower;

                 (iv) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by the Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by the Borrower, shall be false in any material respect as of the date such representation or warranty was made;

                  (v) if the Borrower makes an assignment for the benefit of creditors;

                 (vi) if a receiver, liquidator or trustee shall be appointed for the Borrower or if the Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, the Borrower or if any proceeding for the dissolution or liquidation of the Borrower shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Borrower upon the same not being discharged, stayed or dismissed within 45 days, or if the Borrower shall generally not be paying its debts as they become due;

                (vii) if the Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with the Borrower Mortgage or any other Loan Document and such delegation or assignment of rights or impermissible Transfer continues or is not corrected for 10 days after the Lender delivers written notice thereof to the Borrower;

               (viii) if any provision of Borrower's organizational documents affecting the purpose for which the Borrower is formed is amended or modified in any material respect which may adversely affect the Lender or the Collateral Agent, or if the Borrower or, as to the SPE Borrower, its general partner or managing member fails to perform or enforce the provisions of Borrower's organizational documents or attempts to dissolve the Borrower, or if the SPE Borrower breaches any of its representations, warranties or covenants set forth in Section 2.18 or 6.1(E);

                 (ix) if an Event of Default as defined or described in the Note, the Borrower Mortgage or any other Loan Document occurs, whether as to the Borrower or any REO Property or Additional Collateral or all or any portion of any REO Property or Additional Collateral;

                  (x) if the Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement (other than Section 5.1(Z)(1) hereof), the Note, the Borrower Mortgage or the other Loan Documents, for 10 days after notice to the Borrower from the Lender or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to clauses (i) and (ii) above as to which the grace period, if any, set forth therein is applicable), or for 45 days after notice from the Lender or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 45 day period and the Borrower shall have commenced to cure such Default within such 45 day period and thereafter diligently and expeditiously proceeds to cure the same, such 45 day period shall be extended for an additional 45 days;

                 (xi)   a Change of Control has occurred; or

                (xii) if Borrower shall be obligated, but shall fail, to comply with the Loan Liquidity Covenant and such failure to comply shall not be cured within 10 Business Days of the occurrence of such failure;

then, upon the occurrence of any such Event of Default and at any time thereafter while the Event of Default is continuing, Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage, the Aircraft Distribution Assignment and the other Loan Documents, or at law or in equity, take such action, without notice or demand, as the Lender or its successors or assigns, deems advisable to protect and enforce its rights against the Borrower and in and to all or any portion of the Assets and the Additional Collateral (including, without limitation, declaring the entire Indebtedness to be immediately due and payable) and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Assets and the Additional Collateral (including, without limitation, all rights or remedies available at law or in equity).

                 Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, other remedies available to the Lender against the Borrower under this Agreement, the Note, the Borrower Mortgage, the Collateral Assignment of Mortgages, the Aircraft Distribution Assignment or any of the other Loan Documents executed by or with respect to the Borrower, or at law or in equity may be exercised by the Lender at any time and from time to time while the Event of Default is continuing, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not the Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Assets and the Additional Collateral. Any such actions taken by the Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                 (b) In the event of the foreclosure or other action by Lender to enforce its remedies in connection with all or any portion of the Assets and the Additional Collateral, Lender shall apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Borrower Mortgage, the Collateral

Assignments of Mortgage, the Aircraft Distribution Assignment and the other Loan Documents, it being understood and agreed by the Borrower that the Borrower is liable for the repayment of all the Indebtedness; provided, however, that the Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by the Lender with respect to the Assets and the Additional Collateral and applied in reduction of the Indebtedness evidenced by the Note in accordance with the provisions of the Note, after payment by the Borrower of all transaction costs and expenses and costs of enforcement.

                 (c) Upon the occurrence of any Event of Default and while the Event of Default is continuing, the Lender may, but without any obligation to do so and without notice to or demand on the Borrower and without releasing the Borrower from any obligation hereunder, take any action to cure such Event of Default in such manner and to such extent as the Lender may deem necessary to protect the security of its Lien on any REO Property or Additional Collateral. The Lender is authorized to enter upon any REO Property or Additional Collateral upon reasonable notice to the Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the REO Property or Additional Collateral or to foreclose the Borrower Mortgage, Collateral Assignments of Mortgage or Aircraft Distribution Assignment or collect the Indebtedness, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from the Lender that such cost or expense was incurred to the date of payment to the Lender, shall constitute a portion of the Indebtedness, shall be secured by the Borrower Mortgage, Collateral Assignments of Mortgage and Aircraft Distribution Assignment and shall be due and payable to the Lender upon demand therefor.

                 Section 7.3. Remedies Cumulative. The rights, powers and remedies of the Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which the Lender may have against the Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. The Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as the Lender may determine in the Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, the Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of the Borrower Mortgage, Collateral Assignments of Mortgage or Aircraft Distribution Assignment on any REO Property or Additional Collateral, to the extent necessary to foreclose on other REO Property or Additional Collateral.

                 Section 7.4. Default Administration Fee. At any time after the occurrence of an Event of Default and the acceleration of the Indebtedness, as reimbursement and compensation for the additional internal expenditures, administrative expenses, fees and other costs associated with actions to be taken in connection with such Event of Default, and regardless of whether Lender shall have commenced the exercise of any remedies pursuant to Section 7.2, the Default Administration Fee shall be payable by Borrower to Lender upon demand.





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                                  ARTICLE VIII

                                 MISCELLANEOUS

                 Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lender of the Loan hereunder and the execution and delivery by the Borrower to the Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective successors and assigns of the Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder of the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage, the Aircraft Distribution Assignment and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

                 Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, the Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Lender, the decision of the Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Lender and shall be final and conclusive.

                 Section 8.3. Governing Law. (a) This Agreement was negotiated in New York, and made by the Lender and accepted by the Borrower in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

                 (b) Any legal suit, action or proceeding against the Lender or the Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York. The Borrower hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

                 Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by the Borrower therefrom, shall in any event





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be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on the Borrower shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

                 Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of the Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, the Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                 Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered to the Person specified herein or sent by (a) certified or registered United States mail, postage prepaid, or (b) overnight prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed if to Lender at its address set forth on the first page hereof, Attention: Peter Levine, if to the Collateral Agent at its address set forth on the first page hereof, and if to the Borrower at its address set forth on the first page hereof, Attention: Larry
J. Newsome, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to the Lender shall be delivered to Latham & Watkins, 885 Third Avenue, New York, New York 10022,
Attention: Brian Krisberg, Esq.; a copy of all notices, consents, approvals and requests directed to the Borrower shall be delivered to Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, 2700 Barnett Plaza, 101 East Kennedy Boulevard, Tampa, Florida 33601-1102, Attention: Albert O'Neill, Esq. and a copy of all notices, consents, approvals and requests directed to Collateral Agent shall be delivered to the Collateral Agent at its address set forth on the first page hereof, Attention: Thomas Quinlan, Jr. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or three Business Days after mailing; or in the case of overnight prepaid delivery and telecopy, on the Business Day after the same was sent. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

                 SECTION 8.7. TRIAL BY JURY. THE BORROWER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.





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                 Section 8.8.  Headings.  The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 Section 8.9. Assignment. The Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, the Borrower's rights, title, interests, remedies, powers and duties hereunder and thereunder). The Lender shall have the right to assign or participate this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person. In the case of an Assignment by the Lender,
(a) the assignee shall have, to the extent of such Assignment, the same rights, benefits and obligations as it would have if it were the original "Lender" hereunder and (b) upon any such substitution of the Lender, a replacement "Lender signature page" shall be executed by the Lender and attached to this Agreement and thereupon become a part of this Agreement. Each potential assignee or participant lender shall be required to sign a confidentiality agreement in the form of Exhibit G hereto which shall provide for protection of all proprietary and confidential information of the Borrower and the Lender shall procure same and provide a copy to the Borrower. Subject to the preceding sentence, each participating lender shall be entitled to receive all information received by the Lender under this Agreement. The Borrower shall keep confidential to the same extent as such potential assignee or participant lender shall have agreed in such confidentiality agreement all information relating to such proposed Assignment or Participation and the identity of such potential assignee or participant. After the effectiveness of any Participation, the Lender shall provide notice to the Borrower of the identity, address and other pertinent information pertaining to the participant lender. Notwithstanding anything in this Agreement to the contrary, after an Assignment by the Lender, the "Lender" (prior to the Assignment) shall continue to have the benefits of any rights or indemnifications and shall continue to have the obligations contained herein which such Lender had during the period such party was "Lender" hereunder.

                 Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In any such event, the parties hereto shall negotiate in good faith to agree upon a substitute provision that has the same economic effect.

                 Section 8.11. Preferences. The Lender shall have no obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. To the extent the Borrower makes a payment or payments to the Lender for the Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.





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                 Section 8.12. Waiver of Notice. The Borrower shall not be
entitled to any notices of any nature whatsoever from the Lender or the Collateral Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Lender to the Borrower and except with respect to matters for which the Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. The Borrower hereby expressly waives the right to receive any notice from Lender or the Collateral Agent with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

                 Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that the Lender or its agents have unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage or the other Loan Documents, the Lender or such agent, as the case may be, has an obligation to act promptly, the Borrower agrees that neither the Lender nor its agents shall be liable for any monetary damages, and the Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.

                 Section 8.14. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                 Section 8.15. Offsets, Counterclaims and Defenses. Any assignee of the Lender's interest in and to this Agreement, the Note, the Borrower Mortgage and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage and the other Loan Documents which the Borrower may otherwise have against any assignor or this Agreement, the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by the Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Borrower Mortgage, the Collateral Assignments of Mortgage and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrower.

                 Section 8.16. No Joint Venture or Partnership. The Borrower and the Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrower and the Lender nor to grant the Lender any interest in the REO Property, Mortgaged Property or Additional Collateral other than that of mortgagee or lender.

                 Section 8.17. Waiver of Marshalling of Assets Defense. To the fullest extent the Borrower may legally do so, the Borrower waives all rights to a marshalling of the assets of Borrower, and others with interests in the Borrower, and of the Assets and the Additional Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of





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assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Lender under the Loan Documents to a sale of any Assets or Additional Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of the Lender to the payment of the Indebtedness out of the Net Proceeds of the Assets and the Additional Collateral in preference to every other claimant whatsoever.

                 Section 8.18. Waiver of Counterclaim. The Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by the Lender or its agents.

                 Section 8.19. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgages, the Collateral Assignments of Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                 Section 8.20. Brokers and Financial Advisors. The Borrower and the Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement (other than, in the case of the Borrower, Chase Securities, Inc.). The Borrower and the Lender hereby agree to indemnify and hold the other and the Collateral Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.20 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

                 Section 8.21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 Section 8.22. Estoppel Certificates. The Borrower and Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by the Borrower or the Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 8.22, that the Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that to the actual knowledge of the Borrower no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).





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                 Section 8.23. Payment of Expenses. The Borrower shall pay all
Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket costs and expenses of the Lender in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein and the diligence conducted in connection with the Transaction, (ii) the creation, perfection or protection of the Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches or amended or replacement Borrower Mortgage, UCC Financing Statements or Collateral Security Instruments, title insurance premiums and filing and recording fees, third party due diligence expenses for the Assets and Additional Collateral plus travel expenses, accounting firm fees and costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents and the negotiation, preparation, execution and delivery of any documents and instruments in connection with the SPE Transfer, and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, (b) the reasonable fees, expenses and disbursements of counsel to the Lender in connection with all of the foregoing, (c) all fees and expenses of the Collateral Agent and (d) Lender's reasonable out-of-pocket travel expenses in connection with site visits contemplated in this Agreement. Prior to retention of third parties, the Lender shall consult with the Borrower regarding the services required, the procurement of good faith estimates, and the third parties selected to assure that costs will be reasonable in scope and amount. Notwithstanding anything above to the contrary, other than the Appraisals delivered in connection with the making of the Loan and any updates, recertifications or new Appraisals delivered pursuant to Section 2.12(b)(iv) or (v), the Borrower shall not have any obligation to pay for the cost of Appraisals of the Assets or Additional Collateral.

                 Section 8.24. Non-Recourse. Anything contained herein, in the Note or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on the Note or for any other Indebtedness hereunder or for any claim based hereon or thereon or otherwise in respect hereof or thereof against (a) the Borrower, any partner, agent, contractor, director, officer, member, consultant, manager, stockholder, subscriber to capital stock, incorporator, beneficiary, participant, trustee or advisor of the Borrower, any partner or member in the Borrower, or any partner or member therein; (b) any legal representative, heir, estate, successor or assign of any thereof; (c) any corporation (or any officer, director, employee or shareholder thereof), partnership (or any partner thereof), individual or entity to which any ownership interest in the Borrower shall have been transferred; (d) any purchaser of any asset of the Borrower; or (e) any other Person, for any deficiency or other sum owing with respect to the Note or any other Indebtedness or arising under this Agreement or any Loan Document. It is understood that the Note and any other Indebtedness under or with respect to this Agreement and any other Loan Document may not be enforced against any Person described in clauses (a) through (e) above; provided, however, that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Assets, the Additional Collateral, any Borrower Mortgage, any Collateral Assignment of Mortgage, the Aircraft Distribution Assignment, any Collateral Security Instrument or other instrument or document which is pledged by the Borrower to the Lender pursuant to the Loan Documents, (ii) in the event of any actual fraud, misappropriation or misapplication of funds or intentional misrepresentation, estop the Lender from instituting or prosecuting a legal action or proceeding





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or otherwise making a claim against the Person or Persons committing such actual fraud, misappropriating or misapplying such funds, or making such intentional misrepresentation, or the recipient or beneficiary of such actual fraud, misappropriation or misapplication or intentional misrepresentation, whether or not such Person, recipient or beneficiary, is any Person described in clauses
(a) through (e) above, for losses caused by such actual fraud, misappropriation or misapplication or intentional misrepresentation, (iii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Note or secured by the Loan Documents, and the same shall continue until paid or discharged in full, and (iv) prevent recourse to the Borrower if an Event of Default occurs, the Lender forecloses on the Mortgage Loan identified on the Asset Schedule as "Marquardt" and the related Net Proceeds are applied to repay the Indebtedness, but in such event only to the extent of the positive difference, if any, between the Allocated Loan Amount of such Mortgage Loan and such Net Proceeds (but not more than the amount of the Lien for unpaid taxes encumbering the related Mortgaged Property as of the Closing Date); provided, further, that the foregoing clause (iv) shall not be of any force or effect in the event (1) the Lender reallocates the Allocated Loan Amount of the Mortgage Loan identified on the Asset Schedule as "Marquardt" pursuant to the right granted in clause (ii) of the second sentence of Section 2.1(c) or reduces the Asset Value of such Mortgage Loan based upon the Lien for unpaid taxes encumbering the related Mortgaged Property as of the Closing Date not having been discharged, paid off or otherwise removed in its entirety or (2) the Principal Indebtedness of the Loan is less than the product of the aggregate Asset Value and 70%, assuming for this purpose that the Lender is deemed to have reduced the Asset Value of such Mortgage Loan based upon the same reason as aforesaid.


                            [Signature Page Follows]





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




                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                         LENDER:

                         SALOMON BROTHERS REALTY CORP.,
                         a New York corporation


                         By:
                            ---------------------------------------------------
                            Name:  Peter Levine
                            Title:  Vice President


                         BORROWER:

                         ECHELON INTERNATIONAL CORPORATION,
                         a Florida corporation



                         By:
                            ---------------------------------------------------
                            Name:  Larry J. Newsome
                            Title:  Senior Vice President



                         COLLATERAL AGENT:

                         LASALLE NATIONAL BANK,
                         a nationally chartered bank


                         By:
                            ---------------------------------------------------
                            Name:  Thomas Quinlan, Jr.
                            Title:  Trust Officer





                                       104